UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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STANDEX INTERNATIONAL CORPORATION

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Standex®

2021 Proxy Statement

Notice of Annual Meeting

October 26, 2021
Salem, New Hampshire

GUIDE TO STANDEX’S PROXY STATEMENT

INVITATION TO 2021 ANNUAL MEETING OF SHAREHOLDERS

Tuesday, October 26, 2021

9:00 a.m., local time

Standex International Corporation Corporate Headquarters

23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079*

Dear Shareholder,

We cordially invite you to attend Standex’s Annual Meeting of Shareholders. We hope that you will join me, our Board of Directors, and other shareholders at the meeting. The attached Notice of Annual Meeting of Shareholders and Proxy Statement contain information about the business that will be conducted at the meeting. Following the meeting, I will present information on Standex’s operations and welcome any questions from shareholders.

Your vote is important to us! If you plan on attending the meeting, you may vote your shares in person. If you cannot vote in person, we urge you to vote via your proxy card, over the phone or on the Internet prior to the meeting. Detailed instructions on how to vote are found on page 73.

Thank you in advance for voting your shares, and thank you for your continued support of Standex.

Sincerely,

David Dunbar President/CEO Chair, Board of Directors

Standing from left to right: Jeffrey S. Edwards, Michael A. Hickey, Robin J. Davenport (nominee for election to the Board), Charles H. Cannon, Jr., David Dunbar, and Thomas E. Chorman.

Seated from left to right: B. Joanne Edwards and Thomas J. Hansen.

*

Our Annual Meeting will follow all COVID-19 public health protocols, including keeping attendees at social distance and requiring all attendees to wear face coverings, which will be provided. In the unlikely event that we are not able to hold the Annual Meeting in person, we will notify all shareholders, through a press release and at www.envisionreports.com/sxi, regarding an alternative location or remote access.

NOTICE OF ANNUAL MEETING OF

SHAREHOLDERS

The 2021 Annual Meeting of Shareholders (the “Annual Meeting”) of Standex International Corporation (the “Company” or “Standex”) will be held on Tuesday, October 26, 2021 at 9:00 a.m., local time, at the Company’s Corporate Headquarters, located at 23 Keewaydin Drive, Suite 300, Salem, New Hampshire 03079.*

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Standex, a Delaware

corporation, to be voted at the 2021 Annual Meeting and any continuation, adjournment or postponement thereof.

Shareholders of record at the close of business on August 31, 2021 are entitled to vote at the meeting, either in person or by proxy, on the following matters, as well as the transaction of any other business properly presented at the Annual Meeting:

On September 10, 2021, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. We have provided each shareholder with a Notice of Internet Availability of Proxy Materials (the “Notice”), which encourages shareholders to review all proxy materials and our annual report and vote online at www.envisionreports.com/sxi. We believe that reviewing materials online reduces our costs, eliminates surplus printed materials and generally reduces the environmental impact of our Annual Meeting. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote your shares as soon as possible. We encourage you to vote via the Internet, since it is convenient and significantly reduces postage and processing costs. You may also vote via telephone or by mail if you received paper copies of the proxy materials. Instructions regarding the methods of voting are included in the Notice, the proxy card and this Proxy Statement on page 73.

By Order of the Board of Directors,

Alan J. Glass, Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON OCTOBER 26, 2021.

As permitted by the SEC, the 2021 Notice of Annual Meeting of Shareholders and Proxy Statement and the 2021 Annual Report on Form 10-K are available for review at ir.standex.com by clicking “Financials” and then “Annual Reports.”

*

Our Annual Meeting will follow all COVID-19 public health protocols, including keeping attendees at social distance and requiring all attendees to wear face coverings, which will be provided. In the unlikely event that we are not able to hold the Annual Meeting in person, we will notify all shareholders, through a press release and at www.envisionreports.com/sxi, regarding an alternative location or remote access.

PROXY STATEMENT SUMMARY

This summary contains a general overview of this Proxy Statement. It highlights information contained elsewhere in this Proxy Statement and is meant to be used as a quick reference. This summary does NOT contain all of the information that you should consider before voting. You should read the entire Proxy Statement carefully before voting.

2021 ANNUAL MEETING

You are receiving these proxy materials in connection with the solicitation of proxies by the Board of Directors of Standex International Corporation, a Delaware corporation, to be voted at the 2021 Annual Meeting and any continuation, adjournment or postponement thereof.

On September 10, 2021, we began to mail our shareholders either a notice containing instructions on how to access this Proxy Statement and our Annual Report through the Internet, or a printed copy of these materials. The Notice explains how you may access and review the proxy materials and how you may submit your proxy via the Internet. If you would like to receive a printed copy of our proxy materials, please follow the instructions contained in the Notice.

All proxy solicitation costs are paid by the Company. In addition to proxy solicitations made by mail, the Company’s directors and officers may solicit proxies in person or by telephone.

AGENDA AND VOTING RECOMMENDATIONS

Item	Proposals	Board Vote Recommendation
1	Election of Directors	FOR
2	Amended and Restated Omnibus Incentive Plan	FOR
3	Advisory Vote on Executive Compensation	FOR
4	Advisory Vote on Frequency of Say on Pay	FOR “One Year”
5	Ratification of Auditors	FOR

6	2021 PROXY STATEMENT

BOARD NOMINEES & CONTINUING DIRECTORS

	Age	Years of Tenure	Term Expiration	Committee Memberships
Name				A	C	N&CG

ROBIN J. DAVENPORT* INDEPENDENT Vice President of Corporate Finance, Parker Hannifin Corporation	59	0	-

JEFFREY S. EDWARDS** INDEPENDENT Chairman and Chief Executive Officer, Cooper Standard Holdings, Inc.	59	7	2021

B. JOANNE EDWARDS** INDEPENDENT Former Senior Vice President and General Manager, Eaton Corporation Plc.	65	3	2021

CHARLES H. CANNON, JR. INDEPENDENT Former Executive Chairman and Chief Executive Officer, John Bean Technologies	69	17	2021

THOMAS E. CHORMAN INDEPENDENT Chief Executive Officer, Solar LED Innovations, LLC	67	17	2022

THOMAS J. HANSEN LEAD INDEPENDENT DIRECTOR Former Executive Vice Chairman, Illinois Tool Works, Inc.	72	8	2022

DAVID DUNBAR President and Chief Executive Officer, Standex International Corporation	59	7	2023

MICHAEL A. HICKEY INDEPENDENT Former Executive Vice President and President of Global Institutional, Ecolab, Inc.	60	4	2023

A Audit Committee C Compensation Committee	N&CG Nominating & Corporate Governance Committee	Chair Member
* New nominee for Director. ** Jeffrey S. Edwards and B. Joanne Edwards are not related.

CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to strong corporate governance practices, which promote the long-term interests of shareholders, strengthen financial integrity and hold our Board and management accountable. The highlights of our corporate governance practices include the following:

•	All non-employee directors are independent
•	Regular executive sessions of independent directors
•	Audit, Compensation and Nominating and Corporate Governance committees are comprised solely of independent directors
•	Annual board and committee self-evaluations
•	Risk oversight (including cybersecurity) by the full board and committees
•	Ongoing review of optimal Board composition
•	Independent compensation consultant reports directly to the Compensation Committee
•	Lead Independent Director
•	Corporate Governance Guidelines
•	Stock ownership guidelines for directors and executive officers
•	Policy against hedging and pledging of Company stock
•	Code of Conduct applies to directors & all employees
•	Annual advisory approval of executive compensation
•	Board and committees may engage outside advisors independently of management
•	Oversight of whistleblower hotline
•	Mandatory Board retirement age

2021 PROXY STATEMENT	7

On October 23, 2018, our shareholders approved the 2018 Omnibus Incentive Plan. Under the OIP, as approved, there were 500,000 shares authorized for issuance. At the time of the approval, we believed this amount would be sufficient for award grants for the next 5 fiscal years. We have revised our estimates and we now believe there are sufficient shares available for anticipated FY 2022 grants, but there may not be sufficient shares available for FY 2023 grants. For this reason, the Board has approved and recommends an amendment to and restatement of the OIP to increase the number of shares authorized for issuance under the plan by 400,000. The Board also has approved and recommended an amendment to Section 4(a) of the OIP regarding the method of determining the number of shares available for issuance under the OIP. This amended and restated OIP would require that for every share granted under an award under the OIP, the number of total shares available for issuance be reduced by 1.0. Approval of this amendment and restatement will increase the number of currently available shares to over 600,000 and we believe this will be sufficient for anticipated grants through the next 5 fiscal years.

Please refer to page 18 for the full proposal and the plan summary. Please refer to Appendix A, starting on page 78 for the full text of the OIP, as amended and restated.

Below is some key information regarding grant practices, burn rate, dilution and overhang.

Equity Metric	2021	2020	2019 [1]

Percentage of equity awards granted to NEOs	52%	51%	0%

Equity burn rate [2]	1.29%	0.98%	0.11%

Dilution [3]	3.87%	5.09%	5.82%

Overhang [4]	2.81%	2.11%	1.88%

1	FY 2019 grants made prior to the October 23, 2018 adoption of the OIP were made under the 2008 Long Term Incentive Plan. The values contained here include FY 2019 grants made under the OIP only.

2

The burn rate is calculated by taking the number of shares granted and dividing that by the weighted average basic Common Stock outstanding. The following table provides information regarding stock-settled, time-vested equity awards granted and performance-based, stock-settled equity awards granted over each of the last 3 fiscal years:

	2021	2020	2019

Time-Vested Restricted Shares/Units Granted	72,475	75,505	16,273

MSPP Shares Granted	19,311	14,883	-

Performance-Based Stock Units Granted (at target)	69,071	42,976	-

Weighted Average Basic Common Stock Outstanding	12,156,000	12,324,000	12,574,000

3

The dilution is calculated by taking the sum of (i) the number of shares granted and outstanding under awards at fiscal year end and (ii) the number of shares available for issuance under the OIP at fiscal year end, and dividing that sum by the number of outstanding Common Stock at fiscal year end.

4	The overhang is calculated by taking the number of shares granted and outstanding under awards at fiscal year end and dividing it by the number of outstanding Common Stock at fiscal year end.

8	2021 PROXY STATEMENT

AT-RISK COMPENSATION MIX

2021 PAY AT A GLANCE

Named Executive Officer	Actual Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($) [1]

David Dunbar President & CEO	864,870	3,681,435	772,961	110,204	5,784,732

Ademir Sarcevic Vice President, CFO & Treasurer	433,675	894,037	396,649	26,638	1,751,948

Alan J. Glass Vice President, CLO & Secretary	365,907	675,728	171,298	33,680	1,254,084

Paul C. Burns Vice President of Business Development & Strategy	365,907	413,611	316,709	28,732	1,124,959

James Hooven Vice President of Operations & Supply Chain	334,950	189,251	253,561	15,840	793,602

Note:	This table provides the summary compensation information for FY 2021. The Summary Compensation Table and associated footnotes may be found starting on page 64.

1	As reported in the Summary Compensation Table.

2021 PROXY STATEMENT	9

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, every six years, the Board provides shareholders with the opportunity to cast an advisory vote on the frequency of the advisory vote to approve our executive compensation. This year, we are seeking a non-binding determination from our shareholders as to how often the “Say on Pay” advisory vote should be held. Shareholders have the following frequency options to choose from: each year, every two years or every three years.

When this advisory vote was last held in 2015, shareholders indicated a preference to hold the advisory vote on executive compensation each year, and the Board continued this practice.

The Board continues to believe that an annual advisory Say on Pay vote is the most appropriate policy for our shareholders and the Company at this time. An annual advisory vote allows the Board to receive timely, ongoing feedback from our shareholders. This assists the Board in taking shareholder views into account when considering changes to the executive compensation program. Additionally, an annual advisory vote is currently the standard desired by many shareholders.

Although this vote is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when making future decisions on the frequency of our Say on Pay proposals.

10	2021 PROXY STATEMENT

AUDIT

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the 2022 fiscal year. Deloitte has served as the Company’s independent auditors since 2021. Prior to 2021, Grant Thornton, LLP (“Grant Thornton”) served as the Company’s independent auditor. During this time, there have been no disagreements between the Company and either Deloitte or Grant Thornton on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. Also, during this time, neither Deloitte’s report nor Grant Thornton’s report on the Company’s financial statements contained any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

The following are the aggregate audit and non-audit fees billed to Standex by Deloitte, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates for FY 2021 and the aggregate audit and non-audit fees billed in FY 2020 to Standex by Grant Thornton, who served as Standex’s independent auditors during that year. A full explanation of the types of fees and Deloitte’s role is contained in “Ratification of Independent Auditors” starting on page 27.

Type of Fees	2020 ($)*	2021 ($)*

Audit Fees	1,563,000	1,371,000

Audit-Related Fees	239,000	-

Tax Fees	21,000	94,000

All Other Fees	1,000	-

Total Fees	1,824,000	1,465,000

*	Amounts have been rounded to the nearest thousand.

2021 PROXY STATEMENT	11

Our Board currently consists of seven directors; the election of Robin J. Davenport at the Annual Meeting would bring the board membership to eight. Prior to the 2020 annual meeting, the board had eight directors. At the 2020 annual meeting, Dr. Dan Hogan retired after 35 years of service. The Board had intended to recruit and nominate a successor to Dr. Hogan for election at the 2020 annual meeting. However, because of the challenges raised by the COVID-19 pandemic, the Board and Nominating & Corporate Governance Committee were unable to conduct a robust interview process in order to nominate a successor for election at the 2020 annual meeting. Over the past year, the Nominating & Corporate Governance Committee was able to engage in the recruitment process, and in April 2021, appointed Robin J. Davenport as a special advisor to the Board. She, along with the Class I directors, whose current terms are expiring, are being nominated for election to the Board.

We have three classes of directors, with each class being as equal in size as possible. The term of each class is three years and class terms expire on a rolling basis, so that one class of directors is elected each year. The current Class I directors are Charles H. Cannon, Jr., Jeffrey S. Edwards and B. Joanne Edwards. With the addition of Ms. Davenport, the number of Class I directors would be four, leaving only two Class II directors and two Class III directors (terms expiring at the 2023 and 2022 annual meetings, respectively). To keep the class size as equal as possible, as required by the NYSE listing standards, the Board has nominated Ms. Davenport, Mr. Edwards, and Ms. Edwards as Class I directors, with terms expiring at the 2024 annual meeting, and Mr. Cannon as a Class II director, with a term expiring at the 2023 annual meeting. This will enable each Class to be balanced and allow for orderly election cycles.

For the foregoing, the Board recommends that shareholders set the number of directors at eight, elect Ms. Davenport, Mr. Edwards, and Ms. Edwards as Class I directors for three-year terms, expiring at the 2024 annual meeting, and elect Mr. Cannon as a Class II director for a two-year term, expiring at the 2023 annual meeting.

BOARD OF DIRECTORS MEMBERSHIP CRITERIA

The Board and the Nominating and Corporate Governance Committee believe that there are general qualifications that all directors must exhibit and other key qualifications and experiences that should be represented on the Board as a whole, but not necessarily by each individual director.

QUALIFICATIONS REQUIRED OF ALL DIRECTORS

The Board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity with a proven record of success in his or her field, and be able to devote the time and effort necessary to fulfill his or her responsibilities to the Company. Each director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple global cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition, potential director candidates are interviewed to assess intangible qualities, including the individual’s ability to engage in constructive deliberations, by asking difficult questions, working collaboratively, and respecting differing views of other Board members.

BOARD COMPOSITION & REFRESHMENT

The Board regularly reviews the skills, experience and background that it believes are desirable to be represented on the Board. On an annual basis, the Board reviews each director’s skills and assesses whether there are gaps that need to be filled. As a result, recruitment is an ongoing activity. A snapshot of our directors’ skills, including director nominees, is below, while the full skills matrix can be found under “Board Self-Assessment & Skills Matrix” of this Proxy Statement on page 34.

The Board aims to strike a balance between the experience that comes from long-term service on the Board with the new perspective that new Board members bring, while being sensitive to the benefits of gender and racial diversity. The Board also has a mandatory retirement policy, under which no director may stand for re-election if he or she has reached the age of 75. The election of Ms. Davenport would bring the refreshment to 6 directors, two of which are female and one of which is a racial minority, over the past 8 years. We believe this balanced approach creates a renewed perspective that is beneficial to shareholders. Please refer to “Identifying and Evaluating Candidates for Board Membership” on page 35 for further information.

12	2021 PROXY STATEMENT

SNAPSHOT OF 2021 DIRECTOR NOMINEES AND CONTINUING DIRECTORS

DEMOGRAPHICS

SKILLS

2021 PROXY STATEMENT	13

2021 DIRECTOR NOMINEES

The following is biographical information for each director nominee and each continuing director. The information includes names, ages, principal occupations for at least the past five years, the year in which each director joined our Board and certain other information. The information is current as of September 10, 2021, except for each director’s age, which is current as of October 26, 2021.

CLASS I DIRECTORS - TERM EXPIRING 2024:

14	2021 PROXY STATEMENT

CLASS II DIRECTOR - TERM EXPIRING 2023:

REQUIRED VOTE & RECOMMENDATION

Our By-Laws require that, in an uncontested election, each director be elected by a majority of the votes cast. A majority of votes cast means that the number of votes cast “FOR” a director’s election exceeds the number of votes cast “AGAINST” that director. Shareholders that either mark “ABSTAIN” on the proxy card or otherwise abstain from voting will not be counted as either “FOR” or “AGAINST.” Broker non-votes will not be counted as either “FOR” or “AGAINST.”

In the event that there is a contested election, each director will be elected by a plurality of the votes cast, which means the directors receiving the largest number of “FOR” votes will be elected to the open positions.

In the event that any nominee becomes unavailable, the Board may either choose a substitute or postpone filling the vacancy until a qualified candidate is identified. If there is a substitute, the individuals acting under your proxy may vote for the election of a substitute. The nominees have indicated their willingness to serve as directors and we have no reason to believe that any nominee will become unavailable.

The Board of Directors recommends that you vote “FOR” setting the number of directors at eight and “FOR” the election of each nominee.

2021 PROXY STATEMENT	15

CONTINUING DIRECTORS

CLASS III DIRECTORS - TERM EXPIRING 2022:

16	2021 PROXY STATEMENT

CLASS II DIRECTORS - TERM EXPIRING 2023:

2021 PROXY STATEMENT	17

The Compensation Committee recommended, and our Board has approved, subject to shareholder approval, an amendment to and restatement of the 2018 Omnibus Incentive Plan (“OIP”). This amended and restated OIP would increase the number of shares authorized for grants under the OIP by 400,000 to 900,000 shares of our Common Stock. This is the first time we have requested approval to increase the number of shares authorized for issuance under the OIP.

We are also seeking shareholder approval to amend Section 4(a) of the OIP regarding the method of determining the number of shares available for issuance under the OIP. This amended and restated OIP would require that for every share granted under an award under the OIP, the number of total shares available for issuance be reduced by 1.0. Currently, for awards that provide for a range of potential payouts, the OIP requires shares available for issuance be reduced by the maximum number of shares which may be paid under such awards. By amending Section 4(a), we believe this method of determining shares available for issuance is a more accurate reflection of our historic awards and payouts, which have generally been at or below target levels.

Our Board recommends that shareholders approve the amended and restated OIP because it will allow the Company to successfully attract and retain the best possible candidates. We previously believed that the initial 500,000 authorized shares would be sufficient to cover our anticipated needs for a period of 5 years. However, we now believe that the initial authorized shares will be sufficient for anticipated grants during FY 2022, but will likely not be sufficient for grants in FY 2023. For these reasons, the Board recommends that shareholders approve an amended and restated OIP to increase the number of Common Stock authorized for future awards to be granted under the OIP and to amend Section 4(a).

As of June 30, 2021, the number of shares of Common Stock that remained available for future grants was 46,791 using the current method of determining shares available for issuance, or 208,971 using the proposed method of determining shares available for issuance. If this proposal is approved, the combined 608,971 shares available under the OIP would represent approximately 5% of fully diluted Common Stock outstanding as of June 30, 2021. The Board believes that this number of shares represents a reasonable amount of potential equity dilution in light of the purposes of the OIP, as described below. If the amended and restated OIP is approved and we issue awards in amounts consistent with the three-year average burn rate described below, it is anticipated that the available shares will meet our needs for approximately 5 years. Assuming shareholders approve this proposal, we will file a Registration Statement on Form S-8 to register the additional Common Stock available for issuance.

18	2021 PROXY STATEMENT

SIGNIFICANT HISTORICAL AWARD INFORMATION

The following table provides information regarding the grant of equity awards over the past three fiscal years. The information accounts for PSU awards at target rather than maximum.

Equity Metric	2021	2020	2019 [1]

Percentage of equity awards granted to NEOs	52%	51%	0%

Equity burn rate [2]	1.29%	0.98%	0.11%

Dilution [3]	3.87%	5.09%	5.82%

Overhang [4]	2.81%	2.11%	1.88%

1	FY 2019 grants made prior to the October 23, 2018 adoption of the OIP were made under the 2008 Long Term Incentive Plan. The values contained here include FY 2019 grants made under the OIP only.

2

The burn rate is calculated by taking the number of shares granted and dividing that by the weighted average basic Common Stock outstanding. The following table provides information regarding stock-settled, time-vested equity awards granted and performance-based, stock-settled equity awards granted over each of the last 3 fiscal years:

	2021	2020	2019

Time-Vested Restricted Shares/Units Granted	72,475	75,505	16,273

MSPP Shares Granted	19,311	14,883	-

Performance-Based Stock Units Granted (at target)	69,071	42,976	-

Weighted Average Basic Common Stock Outstanding	12,156,000	12,324,000	12,574,000

3

The dilution is calculated by taking the sum of (i) the number of shares granted and outstanding under awards at fiscal year end and (ii) the number of shares available for issuance under the OIP at fiscal year end, and dividing that sum by the number of outstanding Common Stock at fiscal year end.

4	The overhang is calculated by taking the number of shares granted and outstanding under awards at fiscal year end and dividing it by the number of outstanding Common Stock at fiscal year end.

OIP PLAN SUMMARY

The following is a brief description of the principal features of the OIP. This summary is qualified by reference to the full text of the OIP, which is included, as amended and restated, as Appendix A to this Proxy Statement, starting on page 78.

PURPOSE

The purpose of the OIP is to encourage and enable executives, employees, directors and others (as defined in the OIP) to acquire a proprietary interest in Standex. This enables Standex to:

▶	attract and maintain executive, managerial and other key employees;
▶	motivate participants to achieve long-range goals consistent with increases in shareholder value;
▶	provide incentive compensation opportunities that are flexible and competitive with those offered by other businesses;
▶	support the Company’s executive compensation program, as discussed in the Compensation Discussion & Analysis section of this Proxy Statement; and
▶	align the interests of participants with shareholder interests through compensation that is based on the value of the Company’s common stock.

ELIGIBILITY

The OIP authorizes the following types of awards to be made to any employee, officer, non-employee director, or Third Party Service Provider, as defined in the OIP, of the Company and its subsidiaries, as designated by the Compensation Committee. All awards will be evidenced by a written award agreement between the Company and the participant and will include such provisions and conditions as may be specified by the Compensation Committee.

2021 PROXY STATEMENT	19

TYPES OF AWARDS

STOCK OPTIONS

Stock options give the holder the right to purchase shares of common stock at a specified price during specified time periods. The exercise price of an option granted under the OIP may not be less than the fair market value of the common stock on the date of grant. Stock options granted under the OIP have a maximum term of 10 years. The OIP authorizes both incentive stock options and nonqualified stock options. Incentive stock options can only be granted to employees of the Company or its subsidiaries and have an annual fair market value limit of $100,000 per recipient. Stock options are not a part of the Company’s current compensation program.

RESTRICTED STOCK AND RESTRICTED STOCK UNITS

Awards of Restricted Stock (“RSAs”) grant the recipient shares of common stock which are subject to certain vesting requirements. Restricted Stock Unit (“RSU”) awards grant the recipient the right to receive a certain number of common stock at vesting, subject to certain vesting requirements. Recipients of such awards do not have any voting rights until the vesting requirements are satisfied, unless the Compensation Committee determines otherwise. Vesting requirements include continued employment, achievement of pre-established goals or a combination of both. The Company currently grants time-based RSAs, which do have voting rights, and also grants RSUs as part of the Management Stock Purchase Plan, which do not have voting rights.

STOCK APPRECIATION RIGHTS

Stock Appreciation Rights (“SARs”) give the holder the right to receive, either in cash or common stock equivalent, the excess of the fair market value of one share of common stock on the date of exercise, over the exercise price of the SAR. The exercise price of the SAR may not be less than the fair market value of the common stock on the date of grant. SARs granted under the OIP have a maximum term of 10 years. SARs are not a part of the Company’s current compensation program.

UNRESTRICTED STOCK AWARDS

The Compensation Committee, in its discretion, may grant or sell to any eligible person shares of common stock free of restrictions. The sales price of such stock awards is determined by the Compensation Committee. The OIP allows the granting or selling of unrestricted stock awards as payment for past services or other valid consideration. Unrestricted stock awards cannot be sold, assigned, transferred, pledged or otherwise encumbered.

PERFORMANCE AWARDS

Performance awards grant the recipient the right to receive, either in cash or shares of common stock, a payout upon the attainment of pre-established performance goals. The Company’s current compensation program includes performance share unit awards, as a component of long-term equity incentive compensation, and performance cash awards, as annual short-term incentive compensation.

SHARES

MAXIMUM NUMBER OF SHARES AVAILABLE

With the amendment, the maximum number of shares of Company common stock which may be allocated to awards, including SARs, is 900,000 shares.

SHARE POOL AND SHARE COUNTING

With the amendment, each share issued pursuant to an award under the OIP will reduce the number of shares available by one share. Shares subject to awards under the OIP that terminate or expire unexercised, or are canceled, terminated, forfeited or lapse for any reason, or are exchanged for an award that does not involve the issuance of shares and shares underlying awards that are ultimately settled in cash, will become available for future grants of awards under the OIP. Similarly, in the event that a maximum payout is not reached, the unearned shares originally subject to the award will be added back to the share reserve. The following shares do not return to the share pool and are not available for issuance under the OIP: (i) shares used to pay the exercise price or withholding taxes related to an outstanding stock option or SAR; (ii) shares that are not issued or delivered upon the exercise of an SAR; and (iii) shares repurchased by the Company on the open market with proceeds from the exercise of a stock option.

EXPECTED DURATION OF THE SHARE RESERVE

If this proposal is approved by our shareholders, we expect that the share reserve under the OIP will be sufficient for awards for approximately 5 years. Expectations regarding future share usage could be impacted by a number of factors such as award type mix; hiring and promotion activity at the executive level; the rate at which shares are returned to the OIP’s share pool upon expiration, forfeiture or cash settlement; the future performance of our stock price; the consequences of acquiring other companies; and other factors. While we believe that the assumptions are reasonable, future share usage may differ from current expectations.

20	2021 PROXY STATEMENT

ADJUSTMENTS TO SHARE RESERVE

The number of shares allocated to the OIP shall be appropriately adjusted to reflect any subsequent equity restructuring, such as stock dividends, stock splits, reverse stock splits and similar matters affecting the overall number of the Company’s outstanding shares. Similarly, in the event of any other change in corporate capitalization, the Compensation Committee has the authority to make equitable adjustments to prevent dilution or enlargement of any rights granted under the OIP.

ADMINISTRATION

The OIP is administered by the Compensation Committee. The Compensation Committee has the authority to:

▶	make awards;
▶	designate participants;
▶	determine the type or types of awards to be granted to each participant and the amount, terms and conditions thereof;
▶	establish, adopt or revise any rules, regulations, guidelines and procedures as it may deem advisable to carry out the provisions and purposes and administer the OIP; and
▶	prescribe forms of award agreements, and make rules, interpretations and any and all other decisions and determinations that may be required under the OIP.

Additionally, the Compensation Committee may, by resolution, authorize any officer of the Company to designate employees as award recipients and determine the amount of such awards. This delegation is limited by: (i) not allowing the authorized officer to grant an award to an officer (defined as a reporting person under Section 16 of the Exchange Act); (ii) requiring the resolution to include the total number and/or dollar value of awards the officer is allowed to grant; and (iii) requiring the officer to periodically report to the Compensation Committee regarding the nature and scope of awards granted by the officer. Lastly, the Compensation Committee may expressly delegate to one or more of its members or to one or more officers of the Company or its affiliates or to one or more agents or advisors its administrative duties or powers under the OIP.

TREATMENT OF AWARDS UPON CERTAIN EVENTS

TERMINATION OF CONTINUOUS SERVICE

The applicable award agreement or special plan document governing an award will specify the treatment of such award upon the termination of a participant’s continuous service. Continuous service means the absence of any interruption or termination of service as an employee, officer or director; provided that the following will not be considered an interruption in service: (i) a participant transfers employment, without interruption, between the Company and an affiliate or between affiliates, (ii) in the case of a spin-off, sale or disposition transaction where the Compensation Committee determines that no interruption will result or (iii) the participant is granted an unpaid leave of absence authorized in writing by the Company that does not exceed 12 months. The OIP defines an affiliate as any parent company of Company and each subsidiary of the Company, as those terms are defined in Section 424 of the IRC.

CHANGE IN CONTROL

Unless otherwise provided in an award agreement or any special plan document or separate agreement with a participant governing an award, upon the occurrence of a change in control (“CIC”) of the Company in which awards are not assumed by the surviving entity or otherwise converted into a Replacement Award, as defined in the OIP, the following shall occur:

▶

A participant’s then-outstanding stock options and SARs that are not vested and are only subject to continuous service shall immediately become fully vested and exercisable over the exercise period set forth in the applicable award agreement. The Compensation Committee may elect to cancel such awards and pay a cash amount, unless the exercise price exceeds the value of the consideration received by the participant as a result of the CIC.

▶	All other awards subject to continuous service shall become fully vested.
▶

A participant’s then-outstanding stock options and SARs that are not vested and are subject to attaining certain performance measures shall immediately become vested and exercisable as of the date of the CIC. Where performance measures provide for a range of payouts, the number of shares that shall vest is based on the higher of (i) actual performance through the date of the CIC, or (ii) target performance. No payment shall be made if the exercise price exceeds the value of the consideration received by the participant as a result of the CIC.

▶

All other awards subject to attaining certain performance measures shall immediately vest and be settled based on the higher of (i) actual performance through the date of the CIC, or (ii) target performance.

2021 PROXY STATEMENT	21

Unless otherwise provided in an award agreement or any special plan document or separate agreement with a participant governing an award, if there is a change in control of the Company and a qualifying Replacement Award is provided to the participant, the participant shall not receive any automatic vesting or acceleration of the Replaced Award, as defined in the OIP. However, if a participant’s employment is involuntarily terminated other than for cause after such a change in control, then a participant’s Replacement Award in the form of:

▶	stock options or SARs shall become fully exercisable;
▶	performance-based awards shall be deemed to be fully satisfied at the target level and be paid within 60 days of the termination; and
▶	service-based awards shall become fully vested and paid within 60 days of the termination.

FORFEITURE EVENTS

Awards under the OIP will be subject to any compensation recoupment policy that the Company may adopt from time to time that is applicable to the participant, including the claw back policy. An award agreement may specify that an award will be reduced, canceled, forfeited or recouped upon certain events, including (i) termination of employment for cause; (ii) violation of material Company policies; (iii) breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant; (iv) other conduct by the participant that is detrimental to the business or reputation of the Company; and (v) a later determination that the vesting of, or amount realized from, a performance award was based on materially inaccurate financial statements or performance metric criteria, whether or not the participant caused or contributed to such inaccuracy. The Company will also seek to recover any granted awards as required by the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act or any other law or listing standards of the NYSE.

TERMINATION & AMENDMENT

The OIP became effective on October 23, 2018 and shall continue until October 23, 2028 unless earlier terminated by the Board or the Compensation Committee. The Board or the Compensation Committee may, at any time and from time to time, amend, modify or terminate the OIP, unless such an amendment or modification would require shareholder approval under applicable laws, regulations or the NYSE rules.

The Compensation Committee may amend, modify or terminate an outstanding award without the approval of the participant, provided however, (i) the value of such award may not be reduced or diminished without the participant’s consent; (ii) the original term of an option or SAR may not be extended without prior approval of the Company’s shareholders; (iii) subject to the anti-dilution provisions of the OIP, the exercise price of an option or base price of an SAR may not be reduced, directly or indirectly (such as an exchange of an “underwater” option or SAR for cash or for another award), without the prior approval of the Company’s shareholders; and (iv) no termination, amendment or modification of the OIP will adversely affect any award previously made under the OIP without the consent of the affected participant.

TAX CONSEQUENCES OF AWARDS

The following discussion is limited to a summary of the U.S. federal income tax provisions relating to the making, exercising and vesting of awards under the OIP and the subsequent sale of common stock acquired under the OIP. The tax consequences of awards may vary depending upon the particular circumstances, and it should be noted that the income tax laws, regulations and interpretations thereof change frequently. Participants should rely upon their own tax advisors for advice concerning the specific tax consequences applicable to them, including the applicability and effect of state, local and foreign tax laws.

NONSTATUTORY STOCK OPTIONS

There will be no federal income tax consequences to the optionee or to the Company upon the grant of a stock option under the OIP. When the optionee exercises a stock option, however, they will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise over the exercise price, and the Company expects that it will be allowed a corresponding deduction. Any gain that the optionee realizes when the optionee later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.

STOCK APPRECIATION RIGHTS

At the time the award is granted, a participant receiving a SAR will not recognize income, and the Company will not be allowed a tax deduction. When the participant exercises the SAR, the amount of cash and the fair market value of any shares of common stock received will be ordinary income to the participant and the Company expects that it will be allowed a corresponding income tax deduction at that time.

22	2021 PROXY STATEMENT

RESTRICTED STOCK

Generally, the participant will not recognize income and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount paid for the stock), and the Company will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under IRC Section 162(m). If the participant files an election under IRC Section 83(b) within 30 days after the date of grant of the restricted stock, they will recognize ordinary income as of the date of grant equal to the fair market value of the stock on that date (less any amount paid for the stock), and the Company will be allowed a corresponding income tax deduction at that time, subject to applicable IRC Section 162(m) limitations. Any future appreciation in the stock will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the election. To the extent unrestricted dividends are paid during the restricted period under the applicable award agreement, any such dividends will be taxable to the participant as ordinary income and will be deductible by the Company unless the participant has made an election under IRC Section 83(b), in which case the dividends will thereafter be taxable to the participant as dividends and will not be deductible by the Company.

STOCK UNITS

A participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a stock unit award is granted. Stock unit awards are typically RSUs or PSUs. Upon receipt of shares of common stock (or the equivalent value in cash) in settlement of a stock unit award, a participant will recognize ordinary income equal to the fair market value of the common stock or other property as of that date, and the Company will be allowed a corresponding income tax deduction at that time, subject to any applicable limitations under IRC Section 162(m).

CASH-BASED AWARDS

A participant will not recognize income at the time a cash-based award is granted (for example, when the performance goals are established). Upon receipt of cash in settlement of the award, a participant will recognize ordinary income equal to the cash received. The Company will be allowed a corresponding income tax deduction at the time the award is accrued under GAAP, as long as the award is settled within 2 1/2 months of the end of the fiscal year and subject to any applicable limitations under IRC Section 162(m). Otherwise, the Company will be allowed a corresponding income tax deduction at the time the award is paid.

IRC SECTION 409A

If an award is subject to IRC Section 409A (which relates to nonqualified deferred compensation plans), and if the requirements of Section 409A are not met, the taxable events as described above could apply earlier than described, and could result in the imposition of additional taxes and penalties. All awards that comply with the terms of the OIP, however, are intended to be exempt from the application of Section 409A or meet the requirements of Section 409A in order to avoid such early taxation and penalties.

TAX WITHHOLDING

The Company has the right to deduct or withhold, or require a participant to remit to the Company, an amount sufficient to satisfy the Company’s federal, state and local tax withholding obligations (including employment taxes) imposed by law with respect to any exercise, lapse of restriction or other taxable event arising as a result of an award under the OIP. The Compensation Committee may, at the time the award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by delivery of, or withholding from the award, shares having a fair market value on the date of withholding equal to the amount required to be withheld for tax purposes.

2021 PROXY STATEMENT	23

BENEFITS TO NAMED EXECUTIVE OFFICERS & OTHERS

Because awards under the OIP are discretionary, benefits or amounts that may be received by or allocated to eligible participants are not presently determinable. No awards that are contingent upon obtaining shareholder approval of the amendment of the OIP have been made.

The following table shows all of the awards under the OIP for FY 2021:

Name and Position	Number of Shares of Common Stock Covered by Awards [1]

David Dunbar, Chair, President & CEO	50,260

Ademir Sarcevic, Vice President, CFO & Treasurer	13,487

Alan J. Glass, Vice President, CLO & Secretary	8,755

Paul C. Burns, Vice President of Business Development & Strategy	7,460

James Hooven, Vice President of Operations & Supply Chain	3,218

All current executive officers as a group	91,844

All current non-employee directors as a group	14,781

All employees as a group (excluding current executive officers)	54,232

1	The awards included in this column are RSAs and PSUs (at target) made under the OIP during FY 2021, and RSUs awarded pursuant to an MSPP deferral during FY 2021.

REQUIRED VOTE & RECOMMENDATION

Approval of this proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The Board recommends that you vote “FOR” the amendment to and restatement of the 2018 Standex Omnibus Incentive Plan.

24	2021 PROXY STATEMENT

At each annual meeting, the Board provides shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers. Please see the “Summary Compensation Table” starting on page 64 for full details. This proposal, commonly known as a “Say on Pay” proposal, gives our shareholders the opportunity to endorse or not endorse our executive compensation programs and policies and the total compensation paid to our named executive officers. This advisory vote does not address any specific element of compensation, but rather the overall compensation of our named executive officers and our compensation philosophy, policies and practices, as detailed in the “Compensation Discussion & Analysis” starting on page 47.

Although this vote is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

As described in more detail in the Compensation Discussion and Analysis (“CD&A”) section, we have designed our executive compensation programs to align the long-term interests of our executives with those of our shareholders, attract and retain talented individuals and reward current performance. A large portion of the compensation is tied to the Company’s performance and is paid in both performance and time-based equity. This closely aligns both the short-term and long-term interests of our executives with those of shareholders and drives the creation of shareholder value.

We encourage shareholders to review the CD&A, which describes our philosophy and business strategy underpinning the programs, the individual elements of the compensation programs and how our compensation plans are administered.

REQUIRED VOTE & RECOMMENDATION

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The advisory vote on executive compensation is non-binding, therefore, our Board will not be obligated to take any compensation actions or adjust our executive compensation programs or policies as a result of the vote. Notwithstanding, the resolution will be considered passed with the affirmative vote of the majority of the votes cast at the Annual Meeting.

The Board recommends that you vote “FOR” the following non-binding resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.

2021 PROXY STATEMENT	25

Every six years, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Board provides shareholders with the opportunity to cast an advisory vote on the frequency of the advisory vote to approve our executive compensation. This year, we are seeking a non-binding determination from our shareholders as to how often the “Say on Pay” advisory vote should be held. Shareholders have the following frequency options to choose from: each year, every two years or every three years.

When this advisory vote was last held in 2015, shareholders indicated a preference to hold the advisory vote on executive compensation each year and the Board continued this practice.

The Board continues to believe that an annual advisory Say on Pay vote is the most appropriate policy for our shareholders and the Company at this time. An annual advisory vote allows the Board to receive timely, ongoing feedback from our shareholders. This assists the Board in taking shareholder views into account when considering changes to the executive compensation program. Additionally, an annual advisory vote is currently the standard desired by many shareholders.

Although this vote is non-binding, the Board values the opinions of the Company’s shareholders and will consider the outcome of the vote when making future decisions on the frequency of our Say on Pay proposals.

REQUIRED VOTE & RECOMMENDATION

While the Board recommends an annual advisory vote on executive compensation, shareholders may vote to hold the advisory vote on executive compensation each year, every two years or every three years.

Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will not be considered to have voted on this proposal, so will have no effect on the outcome.

The advisory vote on the frequency of holding the advisory vote on executive compensation is non-binding, therefore, our Board will not be obligated to take any actions or change the frequency as a result of the vote.

The Board recommends that you vote “FOR” holding the advisory vote on the compensation paid to our named executive officers with a frequency of “ONE YEAR”.

26	2021 PROXY STATEMENT

The Audit Committee has approved Deloitte & Touche LLP (“Deloitte”) to serve as our independent registered public accounting firm for the 2022 fiscal year. Deloitte was appointed on August 26, 2020. The Company did not engage Deloitte at any time during the two years before the appointment for any accounting-related matter. In the time since Deloitte’s appointment, Deloitte’s reports on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor was Deloitte’s opinion qualified or modified as to uncertainty, audit scope or accounting principles.

Grant Thornton LLP (“Grant Thornton”) had served as the Company’s independent auditors from 2014 until their replacement on August 26, 2020 as the result of a competitive process. During that time, there were no disagreements between the Company and Grant Thornton on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedure. Also, during that time, Grant Thornton’s report on the Company’s financial statements did not contain any adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

We are asking our shareholders to ratify the appointment of Deloitte as our independent registered public accounting firm. Although shareholder ratification is not required, the Board is submitting the proposal because we value our shareholders’ views on the Company’s independent auditor and as a matter of good corporate practice. In the event that our shareholders fail to ratify the appointment, the Audit Committee will investigate the reasons and consider selecting a different firm. Even if the selection is ratified, the Audit Committee may select a different independent auditor at any time during the year if it determines such a change would be in the best interests of the Company and its shareholders.

A representative from Deloitte will be available at the Annual Meeting to, as requested, make a statement, speak with shareholders or respond to appropriate questions.

PRE-APPROVAL POLICY

All services performed in FY 2021 were pre-approved by the Audit Committee in accordance with the Audit Committee’s charter. The pre-approval policy requires the independent auditor to submit an itemization of the services to be provided and fees to be incurred during the fiscal year. The Audit Committee approves the scope and timing of the external audit plan and focuses on any matters that may affect the scope of the audit or the independence of the independent auditor. In that regard, the Audit Committee receives certain representations from the independent auditor regarding its independence and the permissibility, under the applicable laws and regulations, of any services provided.

Once the initial audit plan has been approved, any requests for additional services or fees must be submitted to the Audit Committee for approval. These additional services may not commence until the Audit Committee reviews and approves the request.

These requests for approval are normally evaluated during regularly scheduled Audit Committee meetings. However, if a request is submitted between meeting times, the Chair of the Audit Committee may approve the request pursuant to a delegation of authority. For the Chair of the Audit Committee, the approval authority is limited to services valued at less than $100,000. Any requests for services exceeding $100,000 must be approved by the full Audit Committee. If the Chair has exercised their approval authority, they must disclose all approval determinations to the full Audit Committee at the next regularly scheduled meeting.

2021 PROXY STATEMENT	27

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee reviews all relationships between the independent auditor and the Company, including the provision of non-audit services. Deloitte has provided non-audit services during FY 2021 related to tax compliance and tax advisory services.

The Audit Committee considered the effect of Deloitte’s non-audit services in assessing its independence. After discussion with Company management and Deloitte, the Audit Committee concluded that the provision of these services was permitted under the rules and regulations concerning auditor independence.

INDEPENDENT AUDITOR’S FEES

The following table summarizes the aggregate fees for audit and non-audit services incurred by the Company. The Audit Committee pre-approved all of these audit and non-audit fees in accordance with the pre-approval policy described above. The fees for FY 2020 shown below were for Grant Thornton’s services, while the fees for FY 2021 were for Deloitte’s services.

Type of Fees	2020 ($)*	2021 ($)*	Description

			Fees for audit services performed during fiscal year 2020 consisted substantially of: auditing the Company’s annual financial statements, reviewing the Company’s quarterly financial statements, audit services in connection with the adoption of ASC 842 and audit services in connection with acquisitions and divestitures.

Audit Fees	1,563,000	1,371,000	Fees for audit services performed during fiscal year 2021 relate to professional services rendered in connection with the annual audit of our consolidated financial statements and internal control over financial reporting; the reviews of the condensed consolidated financial statements performed in connection with each of our Quarterly Reports on Form 10-Q; and statutory audits required by foreign jurisdictions.

Audit-Related Fees	239,000	-	Fees for audit-related services performed during fiscal year 2020 consisted substantially of international statutory audit-related services in Germany, India, Ireland, Malaysia, Mexico, Portugal and the United Kingdom.

			Fees for tax services performed during fiscal year 2020 consisted substantially of tax assistance in Malaysia, Mexico, the Netherlands and Turkey.

Tax Fees	21,000	94,000	For FY 2021, tax fees consist of fees billed for permissible professional services performed by Deloitte Tax LLP, an affiliate of Deloitte, for tax compliance, planning and advice.

All Other Fees	1,000	-	Fees for all other services in 2020 represent agreed upon procedures performed by Grant Thornton in Ireland in connection with a government grant.

Total Fees	1,824,000	1,465,000

*	Amounts have been rounded to the nearest thousand.

REQUIRED VOTE & RECOMMENDATION

Approval of this advisory proposal will require the affirmative vote of a majority of the votes cast in person or represented by proxy. Abstentions will not count as votes cast on this proposal, so abstentions will have no effect on the outcome. Broker non-votes will be considered as a vote “FOR” this proposal.

The Board recommends that you vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2022 fiscal year.

28	2021 PROXY STATEMENT

GOVERNANCE

The purpose of corporate governance is to ensure that we maximize shareholder value consistent with a business model of integrity, ethical practices and compliance with all applicable law.

As part of its duties to the Company, the Board monitors and oversees the proper safeguarding of the assets of the Company, the maintenance of appropriate financial and other internal controls and the Company’s compliance with applicable laws and regulations. Additionally, the Board monitors and oversees the governance practices of the CEO and senior management.

In order to serve the best interests of shareholders while carrying out its purpose, the Board has established internal guidelines — the Corporate Governance Guidelines — designed to promote effective oversight of the Company’s governance program and principles, beginning with the Board itself. You can access these materials by going to ir.standex.com and clicking on “Governance.” See page 75 for instructions on receiving copies of these corporate governance materials.

2021 PROXY STATEMENT	29

BOARD LEADERSHIP STRUCTURE

The Board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure in order to best serve shareholders’ interests. To ensure an efficient and high-functioning board, in 2016, the Board elected our President and CEO, David Dunbar, to serve as Chair of the Board. In its determination that Mr. Dunbar should serve in this role, our Board examined several factors and believed that Board independence and management oversight were effectively maintained through the Board’s composition of independent directors, the committee system and a seasoned and engaged Lead Independent Director. A combined CEO and Chair role serves as an effective bridge between the Board and senior management and also provides strong unified leadership of the Company.

Optimal Board leadership structure may change as circumstances warrant. The Board reviews its determination annually in accordance with the Corporate Governance Guidelines. This annual review allows the Board to maintain flexibility and promote the execution of the Company’s strategy, the independent oversight of senior management and the best interests of shareholders. In the event the Board determines that a different leadership structure is in the best interests of the Company and its shareholders, the Board will consider a change.

Within the Board leadership structure are three distinct roles with specific duties and responsibilities. These duties and responsibilities are described below and are set forth in the Company’s By-Laws and Corporate Governance Guidelines.

CHAIR OF THE BOARD

▶	Presides over meetings of the Board.
▶	Presides over meetings of shareholders.
▶	Consults and advises the Board and its committees on the business and affairs of the Company.
▶	Performs such other duties as may be assigned by the Board.

CHIEF EXECUTIVE OFFICER

▶	In charge of the affairs of the Company, subject to the overall direction and supervision of the Board and its committees and subject to such powers as reserved by the Board.

LEAD INDEPENDENT DIRECTOR

▶	Presides at all meetings of the Board at which the Chair of the Board is not present, including all executive sessions of independent directors.
▶	Encourages and facilitates active participation of all directors.
▶	Serves as a liaison between the independent directors and the Chair of the Board on particular issues brought up by independent directors.
▶	Calls and leads the executive sessions of independent directors.
▶	Leads the Board discussions regarding the CEO’s annual evaluation and succession planning.
▶	Provides feedback on information flow from management to the Board.
▶	Available to advise committee chairs in fulfilling their designated roles and responsibilities.
▶	Available for consultation and communication with shareholders, where appropriate and upon reasonable request.
▶	Performs such other functions as the Board or other directors may request.

30	2021 PROXY STATEMENT

BOARD COMMITTEES

The Board maintains three Committees:

Only independent directors are eligible to serve on these Board committees. Each committee is governed by a written charter. To view the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance (“N&CG”) Committee, go to ir.standex.com, click on “Governance,” then “Committee Charters.”

MEETING ATTENDANCE

Under our Corporate Governance Guidelines, directors have a duty to attend, whenever possible, all Board and committee meetings for committees on which the director serves. The Board held 7 meetings in FY 2021, while the Committees of the Board held a total of 15 meetings. Each director attended at least 75 % of the meetings of the Board and each of the committees on which such director served during FY 2021. All Board members attended the Company’s 2020 annual meeting of shareholders. The Company anticipates that all of the Board members will attend the 2021 Annual Meeting.

COMMITTEE STRUCTURE AND MEMBERSHIP

Our Board designates Committee members and Chairs based on the N&CG recommendations. The following table shows the composition of each committee for FY 2021:

Committee Memberships
Name	A	C	N&CG
DAVID DUNBAR
MICHAEL A. HICKEY INDEPENDENT
CHARLES H. CANNON, JR. INDEPENDENT
JEFFREY S. EDWARDS INDEPENDENT
B. JOANNE EDWARDS INDEPENDENT
THOMAS E. CHORMAN INDEPENDENT
THOMAS J. HANSEN INDEPENDENT

A Audit Committee	N&CG Nominating & Corporate	Chair
C Compensation Committee	Governance Committee	Member

2021 PROXY STATEMENT	31

REPORT OF THE AUDIT COMMITTEE

The Company’s internal controls and financial reporting are a multi-faceted undertaking, monitored and overseen by the Audit Committee. The Company’s management has the primary responsibility for the Company’s internal controls and financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and reporting on the Company financial statements’ conformity with generally accepted accounting principles. Additionally, the independent auditors are responsible for providing an attestation on management’s assessment of the Company’s internal controls over financial reporting. The Audit Committee’s responsibility is to monitor and oversee all of these processes on behalf of the Board. This responsibility includes engaging the independent auditors, pre-approving their annual audit plan and reviewing their annual audit report.

In this context, the Audit Committee has reviewed and discussed the consolidated financial statements with management and Deloitte. The Audit Committee has also reviewed management’s assessment of the effectiveness of the Company’s internal controls over financial reporting and Deloitte’s evaluation of these controls. The Audit Committee further discussed matters required to be discussed by the applicable requirements of the PCAOB and the SEC. Deloitte has provided to the Audit Committee the written disclosures and the letter required by the PCAOB and has discussed with the Audit Committee its independence from the Company and Company management. Finally, the Audit Committee considered whether Deloitte’s provision of non-audit services to the Company was compatible with maintaining its independence.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended June 30, 2021 for filing with the SEC.

Thomas J. Hansen, Chair

Charles H. Cannon, Jr.

Thomas E. Chorman

B. Joanne Edwards

Michael A. Hickey

32	2021 PROXY STATEMENT

Under our long-term incentive plans, the Compensation Committee may delegate some decision-making authority regarding awards to the CEO. This authority is limited to granting and approving awards for designated individuals, as long as such individuals are not officers of the Company, as determined by the Board, or directly report to the CEO. Currently, the Compensation Committee has delegated authority to Mr. Dunbar to grant such awards subject to a pool limit authorized by the Committee. The Compensation Committee has not delegated any of its other authority to any individual.

2021 PROXY STATEMENT	33

REPORT OF THE NOMINATING & CORPORATE GOVERNANCE COMMITTEE

The duties and responsibilities of the Nominating and Corporate Governance Committee are broad. The N&CG Committee operates pursuant to the Corporate Governance Charter. In fulfilling the responsibilities and duties contained therein, the N&CG Committee actively reviews all Board principles, guidelines and charters. The N&CG Committee also maintains responsibility for overseeing senior management’s compliance with the Code of Conduct and Code of Ethics for Senior Financial Management. The N&CG Committee further identifies and evaluates candidates for Board membership, evaluates Board committee membership and recommends Company employees for election to Company officer roles. The N&CG Committee is also responsible for overseeing the Company’s ESG strategy. Lastly, the N&CG Committee establishes and maintains a Board performance review process and recommends changes to the Board based on the review.

BOARD SELF-ASSESSMENT & SKILLS MATRIX

The N&CG Committee has developed and implemented a prescribed self-evaluation process to assess the configuration and enhance the functionality of the Board and each of its committees. This process identifies current Board members’ attributes, expertise and experiences and creates a skills matrix, which is used to identify areas of improvement within Board structure and committee configuration. The self-evaluation is instrumental in evaluating the future needs of the Board in relation to the Company’s strategic goals and identifying the qualifications that a future candidate should have to aid in the achievement of those strategic goals. The matrix shown below details the skills that are evaluated, a description of those skills and how many Board members and nominees are proficient in a particular skill.

Public Company Senior Leadership

Provides the corporation with unique insights on developing talent, a productive work culture, and strategy in solving problems in large, complex organizations

8 out of 8

Public Company Governance

Ensures compliance with laws and regulations and delivers quality improvement and business performance

7 out of 8

International Business

Cultivates and sustains business and government relationships internationally and provides oversight of our multinational operations

8 out of 8

Business Strategy

Develops and oversees the embedding of a strong customer focused culture in large complex organizations and a demonstrable commitment to achieving customer outcomes

8 out of 8

Mergers & Acquisitions

Strategically pursuing complementary acquisitions and joint ventures that enhance our customer base, geographic penetration, scale and technology

8 out of 8

Industry & Market Knowledge

Provides relevant understanding of our business, strategy, and marketplace dynamics

7 out of 8

Manufacturing & Operations

Ensures the corporation functions at the highest level of efficiency possible and ensures optimal processes are used in creation of our products

8 out of 8

Financial & Capital Allocation

Oversees accurate financial reporting, informed decision making on value-adding initiative, and robust auditing

7 out of 8

Innovation & Technology

Furthers our commitment to having a culture that encourages innovative ideas that are translated into development of new and advanced technologies

7 out of 8

ESG & Risk Management

Risk management frameworks and controls that set risk appetites, identify and provide oversight of key business risk (financial and non-financial) and emerging risks

8 out of 8

34	2021 PROXY STATEMENT

IDENTIFYING AND EVALUATING CANDIDATES FOR BOARD MEMBERSHIP

The N&CG Committee is responsible for recommending candidates for Board membership when the N&CG Committee has identified a need to add new members or when there is a vacancy. The N&CG Committee has not established specific, minimum qualifications for director nominees. However, the N&CG Committee strives to find candidates whose skills complement the needs presented by the global, multi-sector, engineered manufacturing operations of the Company and whose skills include analytical financial expertise and strategic planning. Candidates must also possess characteristics, such as integrity and sound judgment, that would enable the Board to function cohesively and effectively. The N&CG Committee also evaluates whether a particular candidate has the capacity and desire to make a significant time commitment to serving on the Board. Finally, the Committee focuses on prioritizing the identification of candidates with gender, ethnic and racial diversity who will lend nuanced perspectives to Board discussions.

To identify such candidates, the N&CG Committee has the authority to retain a third-party search firm and to consider suggestions from directors, shareholders and management. The N&CG Committee ensures that the pool of candidates reflects a range of professional experience and expertise as well as diversity of gender, race and ethnicity by instructing the search firm to seek out and present diverse candidates who may expand the perspectives of the Board. The N&CG Committee views diversity expansively and considers depth and breadth of relevant business experience, leadership performance and strategic acumen alongside other immutable characteristics that a candidate may possess.

The N&CG Committee reviews and evaluates each candidate by taking into account all available information concerning the candidate. All candidates, whether identified by a third-party search firm, the directors, management or shareholders, are evaluated based on the same criteria. The candidates must also fit within the existing composition of the Board to be recommended to the Board as a prospective nominee. In the FY 2020 Proxy Statement, the Board committed to adding another female to the Board; Robin J. Davenport is nominated herein for election.

Shareholders may submit recommendations for future candidates by notifying the N&CG Committee, in writing, using the process described under “How Can I Submit a Shareholder Proposal or Director Nomination?” on page 74. Please attach any appropriate supporting materials. Shareholders may submit direct nominations for inclusion in the Company’s Proxy Statement by following the process described under “How Can I Submit a Shareholder Proposal or Director Nomination?” on page 74.

CODE OF CONDUCT AND CODE OF ETHICS FOR SENIOR FINANCIAL MANAGEMENT

Management has the primary responsibility for creating, maintaining and administering programs to ensure employees’ compliance with the Code of Conduct and the Code of Ethics for Senior Financial Management, (the “Codes”), both of which are available by going to ir.standex.com, clicking on “Governance,” and then clicking on “Policies.” The N&CG Committee routinely receives updates from the Corporate Governance Officer on the existing programs and any proposed programs. On an annual basis, employees are presented with a copy of the Code of Conduct and must affirm their compliance with it.

The Company also utilizes an online interactive compliance training program to educate employees on the Codes as well as other regulatory and workplace compliance topics. Employees are assigned training modules on a regular basis to promote ongoing awareness of ethics issues. The Company divisions routinely customize the modules to address ethics issues specific to their organizations.

The N&CG Committee is also responsible for evaluating and approving requests for waivers of the Codes. Any request must be submitted, in writing, to the Chair of the N&CG Committee, who then reports the submission to the whole N&CG Committee. The N&CG Committee then provides their recommendation on the request to the Board. Any waivers granted to executive officers are disclosed to shareholders as soon as practicable via the Company’s website. No waivers have been granted during FY 2021 or during any prior period.

Additionally, a third-party global, multi-language hotline is available 24/7 at every Company location worldwide, for anonymous reporting of financial, accounting, auditing or other employee concerns. This communication tool is a beneficial outlet for employees to express concerns. During FY 2021, the Corporate Governance Officer engaged in a compliance check to ensure that (i) hotline posters were prominently placed in each global location, in the local language and that (ii) the international dialing codes provided access to the hotline. The Company continues to believe that all employees across the globe should and do have full access to this communication and reporting tool.

Thomas E. Chorman, Chair

B. Joanne Edwards

Jeffrey S. Edwards

2021 PROXY STATEMENT	35

KEY AREAS OF BOARD OVERSIGHT

The key responsibilities of the Board, as a whole, include oversight of business strategy; succession planning for the CEO and for senior management; oversight of compliance; oversight of risk management; and oversight of ESG strategy and initiatives.

STRATEGY

Oversight of the Company’s business strategy and strategic planning is a key responsibility of the Board. The Board believes that overseeing and monitoring strategy is a continuous process - one that involves constant assessment to ensure that Company performance in the short and in the long term are consistent with creating and maximizing shareholder value. The Company’s management, on the other hand, are tasked with executing the business strategy. The Board receives regular updates and actively engages with senior management to monitor execution of the business strategy.

SUCCESSION PLANNING

The Board believes that one of its primary responsibilities is to oversee the development and retention of senior talent and to ensure that an appropriate succession plan is in place for our CEO and other members of senior management. To this end, the Board undergoes an annual review process with the CEO, members of senior management, as well as division leaders, to develop, evaluate and make adjustments to succession plans.

RISK

The CEO and other members of senior management are primarily responsible for managing the risks the Company faces. Our Enterprise Risk Management process is driven by our Corporate Governance Officer (a senior member of our internal legal department), in cooperation with the Company’s Director of Internal Audit, risk management department, CFO and other members of senior management. Risks are assessed and categorized in order to put in place appropriate mitigation plans. Risk factors are reviewed and rated according to their likelihood of occurrence, financial and intangible impact if occurrence took place, and velocity (how quickly the risk could affect the business). Mitigation plans are developed for the top identified risks. These risk assessments and mitigation plans are presented annually to the full Board for review and discussion.

The Board’s responsibility regarding risk management is to oversee the Company’s risk management policies and procedures and provide guidance on the overall effectiveness of the policies and procedures. To fulfill this responsibility, the Audit Committee receives reports, on a quarterly basis, regarding the risks that have been identified and the measures that are being taken. Additionally, the Audit Committee receives reports on a regularly scheduled quarterly basis, presented by our Corporate Governance Officer and our Chief Legal Officer regarding material litigation, legal loss contingencies and calls received on our whistleblower hotline. The Board is regularly informed through the Audit Committee’s reports and through direct communications from senior management.

The Board and each committee’s risk oversight roles, as provided in their respective charters, are evaluated on an annual basis to determine whether the risk oversight responsibilities are being discharged effectively. The Board undertook this evaluation in FY 2021 and found that changing the current structure of risk oversight was not warranted. Other risk factors facing the Company are described in the Annual Report on Form 10-K, filed on August 13, 2021, under the Part I Section entitled “Item IA. Risk Factors.”

36	2021 PROXY STATEMENT

CYBERSECURITY

Protecting our digital assets and the security of our information systems is a top priority for us. Historically, the nature and scope of our IT applications and systems was almost as diverse as the array of companies that comprised the Standex portfolio. With our transformation into a more focused, high performance operating company, however, over the past several years, we have been rationalizing and standardizing our approach to IT. As a critical component of this effort, we have improved and continue to enhance our IT security controls and protocols.

While management has oversight of cybersecurity execution, the Board and the Audit Committee regularly oversee the general cybersecurity strategy and the efficacy of IT controls. To this end, during FY 2021, a Chief Information Officer (CIO) was appointed for the Company. The CIO oversees and implements the Company’s IT strategy and, with respect to IT security, is responsible for ensuring the effectiveness of access and security controls, the deployment and use of effective security tools, applications and policies, and the training of all employees on applicable IT policies and procedures. The CIO periodically presents to the Board on the status of and plans for IT security.

During FY 2021, we took several steps to enhance our cybersecurity program to address ever evolving cybersecurity risks. We also have various initiatives underway to further enhance the efficacy of our IT security and controls. Please refer to our website, www.standex.com/corporate-responsibility/information-data-security for more information.

COVID-19 RESPONSE

Our service and manufacturing facilities are located in 24 countries. We are proud of our employees, who worked diligently to keep our locations open as critical, essential manufacturers, serving infrastructure, medical and supply chain industries that are responding to the global pandemic. We were able, with very few exceptions, to keep all locations fully open during the entire duration of the COVID-19 pandemic. COVID-19 continues to be a part of our operational planning and response.

To ensure consistent policies and procedures during the pandemic, a COVID-19 leadership task force developed resources for our businesses to use, along with written processes implementing all public health recommendations. The task force was available at all times to respond immediately to reports of potential employee infection, and to form action plans. Frequent global calls, during which all businesses shared best practices and practical guidance, helped our businesses support each other and manage through the pandemic. As the pandemic has evolved during FY 2021, the Company has also pivoted, following all public health guidance and encouraging vaccines for all eligible employees.

We recognize the value of good health for our employees, their families and our communities. Our principal focus during the COVID-19 crisis was the health and safety of our people across the globe. We continue to communicate daily with our business locations to monitor safe practices and the ability to continue serving our customers.

COMPLIANCE

We view compliance with applicable laws and regulations as a foundational minimum for ethical business practices. The Board oversees our compliance policies and procedures to ensure the effective performance of management’s duties. Having our Code of Conduct apply to all employees globally, as well as the Board, sends the message that we are all committed to doing the right thing. Our specific compliance policies detail the ethical framework found in the Code of Conduct. Together, these compliance efforts assure that we act effectively and efficiently in the best interests of shareholders.

ENVIRONMENT, SOCIAL & GOVERNANCE

We have formalized responsibility for oversight of our ESG program with two of our board committees. Our Board’s N&CG Committee maintains responsibility for oversight of our ESG strategy, while the Audit Committee is responsible for oversight of the integrity of those ESG related metrics that we publicly disclose. Both of the N&CG Committee and the Audit Committee provide pertinent updates to the full Board.

A management-level ESG Steering Committee has responsibility for implementing the Company’s ESG strategy and reporting on its effectiveness and accomplishments. This ESG Steering Committee provides an update to the N&CG Committee at each regularly scheduled meeting of the Committee.

As our ESG Strategy matures into the establishment of specific goals and the reporting of achievement against these goals, the ESG Steering Committee will periodically review with the Audit Committee the processes for measuring such achievements. The Audit Committee also will receive input from the Company’s internal audit function on the integrity of such processes.

The information contained on the following pages outlines our approach to ESG and also highlights some of the key facets of our ESG programs. Additional information can also be found on our website at www.standex.com, by clicking on “Environment, Social & Governance.”

2021 PROXY STATEMENT	37

Year 1955

Standex Founding

Standex was founded in 1955 focusing on the manufacture of both industrial and consumer products. At the time, the Company was known as Standard International Corporation. When the name Standex was adopted in 1973, the company had already transformed into a decentralized portfolio management company that opportunistically acquired businesses that generated cash, and divested or closed businesses that no longer met its investment parameters. Of the approximately 150 businesses acquired since Standex began, most are no longer a part of Standex.

Year 2014

Foundational Transformation

We committed ourselves to a strategy of building larger platform businesses as a foundation of the corporation. We began to focus intensely on scaling our growth businesses with an emphasis on customer intimacy. We began our transformation from a decentralized portfolio holding company to an operating company.

Year 2015

Standex Value Creation System

The Standex Value Creation System was created to support our operating strategy. This operating model is based on four pillars: growth, talent management, operational excellence and balanced plan performance. Long-range planning that incorporates critical risks into each segments' business model, and mitigation plans to minimize impacts, was aggressively deployed.

Year 2021

Formalizing ESG Program

Formalized responsibility for ESG oversight with 2 Board level committees:

- N&CG Committee has oversight of ESG strategy.
- Audit Committee has oversight of the integrity of publicly disclosed ESG-related metrics.

Formed management level ESG steering committee to implement our ESG strategy and set ESG goals and priorities.

Began to formalize and disclose the many activities already in place but which had not previously been described under an ESG rubric.

Future

ESG Growth

As we move forward, we will be establishing specific goals and will be reporting our progress against those goals. During the next year, we also will be conducting a formal materiality assessment with the assistance of a third-party consultant. We will use the results of this analysis to further hone our ESG strategy and implementation. We also expect that, through this process, we will unite our ESG and strategic business goals so that our activities are cohesive and mutually supportive.

38	2021 PROXY STATEMENT

2021 PROXY STATEMENT	39

40	2021 PROXY STATEMENT

ADDITIONAL GOVERNANCE MATTERS

ANTI-HEDGING AND ANTI-PLEDGING POLICIES

The Company’s anti-hedging and anti-pledging policy prohibits all officers, directors and key employees from engaging in certain transactions involving the Company’s securities. Specifically, officers, directors and key employees are prohibited from engaging in the following transactions involving Company securities:

▶	short-term trading, defined as selling Standex stock within six months of purchasing Standex stock on the open market;
▶	short sales;
▶	buying or selling put or call options, or other derivative securities;
▶	hedging transactions, such as zero-cost collars and forward sale contracts;
▶	holding Standex stock in a margin account; or
▶	pledging Standex stock as collateral.

For information regarding our Named Executive Officers’ compliance with such policies, refer to “Policy Concerning Transactions Involving Company Securities (Anti-Hedging Policy & Anti-Pledging Policy)” on page 60 of the Compensation Discussion and

Analysis.

VIEW THE COMPANY’S GOVERNANCE MATERIALS

You can view the Company’s governance materials, including the Certificate of Incorporation, By-Laws, Corporate Governance Guidelines and Board committee charters on the Company’s website, ir.standex.com, by clicking on “Governance” and then selecting the specific Company material. Instructions on how to obtain copies of these materials are included on page 75.

COMMUNICATE WITH THE BOARD

The Board has established a process to facilitate communication by shareholders and other interested parties with directors. Communications can be addressed to directors by emailing boardofdirectors@standex.com, or by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Communications with the Board are distributed by the Corporate Governance Officer. At the direction of the Board, all mail received may be opened and screened for security purposes. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

▶	spam
▶	junk mail and mass mailings
▶	product complaints or inquiries
▶	new product suggestions
▶	resumes and other forms of job inquiries
▶	surveys
▶	business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

2021 PROXY STATEMENT	41

DIRECTOR COMPENSATION

The compensation elements and amounts are established by the Board after a review of data prepared by the Compensation Committee’s independent compensation consultant. The data and report show competitive director compensation levels for peer companies and the Company’s peer group. More information about the Compensation Committee’s independent consultant report and the methods for determining competitive compensation can be found under “Basis for Determining Executive Compensation” on page 62.

In FY 2021, the Compensation Committee undertook a review of the compensation paid to our non-employee directors relative to the Company’s peer group. Based on this review, the Committee determined that no changes were warranted for FY 2021.

DIRECTOR COMPENSATION ELEMENTS

The FY 2021 compensation elements are shown in the adjacent table.

Directors may choose to defer up to 100% of their annual cash retainer into the MSPP, which is described in detail under “Management Stock Purchase Plan” on page 54. The equity portion of non-employee director compensation is granted in the form of shares of restricted stock having a $105,000 fair market value at the time of grant, which is established using the closing price of the Company’s stock on the date of the Annual Meeting. These shares of restricted stock vest 3 years after the grant date, are considered beneficially owned by the director and accrue dividend equivalents. Upon the retirement of a director or a change in control of the Company, all unvested shares of restricted stock are subject to acceleration and immediate vesting.

Directors do not receive fees for attending Board or committee meetings. Directors also do not receive benefits under Standex retirement plans or any perquisites.

Under the Company’s Corporate Governance Guidelines, all non-employee directors are expected to accumulate shares of Company stock with a value of at least five times the value of their annual cash retainer. Until a director has the requisite number of shares, they are required to retain at least 50% of the share units they are awarded. As of June 30, 2021, all non-employee directors were in compliance with this requirement. Additionally, the Company has a policy concerning transactions involving Company securities. The policy is explained under “Anti-Hedging and Anti-Pledging Policies” on page 41. None of the directors have engaged in any of the prohibited transactions during FY 2021 or any prior periods.

42	2021 PROXY STATEMENT

DIRECTOR COMPENSATION TABLE

The following table sets forth certain information with respect to our non-employee director compensation for FY 2021. Compensation information for Mr. Dunbar is detailed in the Compensation Discussion & Analysis and Compensation Tables sections of this Proxy Statement. Mr. Dunbar did not receive any compensation solely for his service as a director.

Name	Fees Earned or Paid in Cash ($) [1]	Stock Awards ($) [2]	All Other Compensation ($) [3]	Total ($)
Charles H. Cannon, Jr.	87,500	105,000	2,285	194,785
Thomas E. Chorman	97,500	105,000	2,285	204,785
B. Joanne Edwards	60,500	142,490	-	202,990
Jeffrey S. Edwards	90,000	105,000	3,878	198,878
Thomas J. Hansen	45,000	212,113	4,409	261,522
Michael A. Hickey	87,500	105,000	2,285	194,785

1

This column includes the annual cash retainer and fees earned for serving as Lead Independent Director, Chair or member of any committee less the portion of the annual cash retainer that the director elected to defer pursuant to the MSPP.

2

This column includes the aggregate grant date fair value of the annual equity stock grant and the RSUs granted under a director’s deferment election under the MSPP. The annual equity stock grants were made on October 20, 2020, valued at $63.19 per share, the closing price of our common stock on the grant date. The MSPP RSU grants were certified on August 17, 2021 and granted on August 23, 2021, valued at $71.18 per share, the closing price of our common stock on June 30, 2021 discounted by 25% under the terms of the MSPP. Totals have been calculated in accordance with FASB ASC 718.

3	This column consists of dividends equivalents that were paid in FY 2021 which had accrued during the 3-year vesting period for the director’s previous stock awards.

As of June 30, 2021, the aggregate number of unvested shares or share units held by each director was as follows:

Name	Unvested Stock (#)	Name	Unvested Stock (#)
Charles H. Cannon, Jr.	4,121	Thomas E. Chorman	4,121
B. Joanne Edwards	4,121	Jeffrey S. Edwards	4,121
Thomas J. Hansen	7,655	Michael A. Hickey	7,261

2021 PROXY STATEMENT	43

DIRECTOR INDEPENDENCE & RELATED PARTY TRANSACTIONS

DIRECTOR INDEPENDENCE

Under our Corporate Governance Guidelines, the Board requires that at least a majority of directors either meet or exceed the independence requirements of the NYSE. These rules provide that, in order to be considered independent, each director or nominee does not have a material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Furthermore, directors and nominees cannot have any prohibited relationships, such as certain employment relationships, with the Company, its independent auditor or another organization that has an affiliated relationship with the Company.

The Board undertakes an annual evaluation of director independence. At its meeting on July 21, 2021, the Board affirmatively determined that each member of the Board and each nominee, (other than David Dunbar, the Company’s President and CEO), meets the independence standards. In addition, all members of the Audit Committee satisfy the enhanced independence criteria required for members of audit committees, and all members of the Compensation Committee satisfy the enhanced independence criteria required for members of compensation committees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Any transaction between the Company and its directors, executive officers, beneficial owners, and their immediate family members, is monitored closely. Proposed transactions in excess of $120,000 must be disclosed to the CLO. Furthermore, in the event a transaction is completed without the CLO’s knowledge, the transaction must be disclosed in an annual questionnaire that is completed and submitted to the CLO. During the past fiscal year and all prior periods, there have not been any such related party transactions.

Additionally, the Code of Conduct requires that all directors, executive officers and employees avoid engaging in any activity that might create a conflict of interest. All individuals are required to report any proposed transaction that might reasonably be perceived as creating a conflict of interest to their supervisor and/or the CLO. During the past fiscal year and for all prior periods, there have not been any reports of such transactions. During FY 2022, an annual certification process will be in place for all employees at management-or-above level to certify to the lack of a conflict of interest.

44	2021 PROXY STATEMENT

SHARE OWNERSHIP

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires Standex directors, executive officers and other persons who beneficially own more than 10 % of our common stock, to file reports with the SEC regarding their initial stock ownership and any changes in their stock ownership.

Based solely on a review of the reports filed for FY 2021 and related written representations, we believe that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), with the exception of Mr. Cannon’s Form 5 filing. Mr. Cannon reallocated shares between his direct ownership account and his family trust account and the Company was inadvertently not notified within the requisite time period, causing his filing to be late.

DIRECTOR & MANAGEMENT STOCK OWNERSHIP

The following table shows, as of July 31, 2021, the number of shares of our common stock beneficially owned by each of our current directors, director nominees and Named Executive Officers, and all directors and executive officers as a group.

Name of Beneficial Owner	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares

Paul C. Burns	16,998	*

Charles H. Cannon, Jr. [2]	27,151	*

Thomas E. Chorman	12,766	*

Robin J. Davenport	-	*

David Dunbar [3]	99,596	*

B. Joanne Edwards	4,121	*

Jeffrey S. Edwards	9,732	*

Alan J. Glass	14,504	*

Thomas J. Hansen	8,715	*

Michael A. Hickey	5,073	*

James Hooven	4,949	*

Ademir Sarcevic	15,148	*

All Directors & Executive Officers [4]	232,032	1.87%

*	Less than 1% of outstanding common stock

1

“Beneficially Owned” means having the sole or shared power to vote, and/or the sole or shared power to invest the shares of common stock. The column contains stock which is, as of July 31, 2021, beneficially owned by the director or executive. The column also includes shares of restricted stock units and performance share units that will be converted to common stock within 60 days: Burns (1,254), Dunbar (9,410), Glass (1,824), Hansen (786), Hickey (392) and all other directors and executive officers (312).

2	Mr. Cannon has 23,029 shares held in a trust, of which he is the trustee, for the benefit of Mr. Cannon’s children.

3	Mr. Dunbar has 36,637 shares held in a revocable trust, of which he is the trustee, for the benefit of his immediate family members.

4	This total includes shares beneficially owned by four additional corporate executive officers that are not NEOs.

2021 PROXY STATEMENT	45

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Based on the most recent Schedule 13G filings, the following table sets forth information about the number of shares of our common stock held by persons we know to be the beneficial owners, as determined in accordance with Rule 13d-3 of the Exchange Act, of more than 5 % of the Company’s issued and outstanding common stock.

Name and Address	Common Stock Beneficially Owned [1]	Percent of Outstanding Shares as of the Dates Specified in their Respective Filings
BlackRock Inc. [2]
55 East 52nd Street	1,889,620	15.3%
NewYork, NewYork 10055
The Vanguard Group [3]
100 Vanguard Blvd.	1,244,643	10.05%
Malvern, Pennsylvania 19355
Champlain Investment Partners, LLC [4]
180 Battery Street	812,330	5.19%
Burlington, Vermont 05401
Silvercrest Asset Management Group LLC [5]
1330 Avenue of the Americas, 38th floor	635,295	5.1%
NewYork, NewYork 10019
Dimensional Fund Advisors LP [6]
6300 Bee Cave Road, Building One	631,855	5.1%
Austin, Texas 78746

1	This column shows shares beneficially owned by the named owner as follows:

	BlackRock	Vanguard	Champlain	Silvercrest	Dimensional
Sole voting power	1,868,988	-	494,110	635,295	602,925
Shared voting power	-	12,330	-	-	-
Sole investment power	1,889,620	1,221,350	642,670	635,295	631,855
Shared investment power	-	23,293	-	-	-

2	Information on BlackRock is based on a Schedule 13G/A filed by BlackRock on January 26, 2021.

3	Information on Vanguard is based on a Schedule 13G/A filed by Vanguard on February 10, 2021.

4	Information on Champlain is based on a Schedule 13G/A filed by Champlain on February 11, 2021.

5	Information on Silvercrest is based on a Schedule 13G filed by Silvercrest on February 16, 2021.

6	Information on Dimensional is based on a Schedule 13G filed by Dimensional on February 16, 2021.

46	2021 PROXY STATEMENT

COMPENSATION DISCUSSION & ANALYSIS

The following sections contain our Compensation Discussion and Analysis. This CD&A provides an overview and analysis of our executive compensation program and policies and the material compensation decisions we have made for our chief executive officer, chief financial officer and our other executive officers named in the “Summary Compensation Table” starting on page 64. This group is collectively referred to as our “Named Executive Officers” or “NEOs.” During FY 2021, our NEOs were:

▶	David Dunbar, President and Chief Executive Officer (“CEO”);
▶	Ademir Sarcevic, Vice President, Chief Financial Officer (“CFO”) and Treasurer;
▶	Alan J. Glass, Vice President, Chief Legal Officer (“CLO”) and Secretary;
▶	Paul C. Burns, Vice President of Strategy and Business Development; and
▶	James Hooven, Vice President of Operations and Supply Chain.

Mr. Sarcevic joined the Company on September 9, 2019.

Mr. Hooven joined the Company on February  17, 2020.

BUSINESS HIGHLIGHTS

We started the year with an uncertain economic outlook due to the pandemic, but combined with operational improvements and excellent execution, results strengthened quarter after quarter. As a result, we had a year that exceeded our original expectations. We closed with a fourth quarter that delivered the highest adjusted operating margin in the Company’s history, with record backlogs as we look to FY 2022. Our GDP+ growth resulted in a record level of sales to new applications in Electronics, a first-ever patent issued to our Scientific business, and growth of laneway sales from $53M to $55M. We were proud to play a direct role in supporting the vaccine rollout in the United States, as our Scientific business responded directly to the growth in demand for vaccine storage units. As a result, the Scientific segment experienced record sales and earnings. Our robust balance sheet further strengthened during the year as our increasing profitability and focus on improving working capital turns helped deliver free cash flow of over 100% of net income. We ended the fiscal year with a net debt to EBITDA ratio of 0.57 (as defined under our revolving credit facility) and an available borrowing capacity of approximately $250 million. Net sales of $656.2 million represented an 8.6 % increase over the prior year, while income from operations decreased by 2.3 % to $59.2 million. After adjusting for a $14.6 million loss associated with the sale of an Engineering Technologies product line, income from operations was $73.8 million, an increase of 22.0%. We close the year optimistic about FY 2022, with new development projects underway, and a renewed focus on organic growth in across the corporation.

2021 PROXY STATEMENT	47

OBJECTIVES AND PRINCIPLES

INCENTIVE COMPENSATION SHOULD BE PERFORMANCE-BASED

The Compensation Committee believes that a significant portion of the compensation received by executives, including our Named Executive Officers, should be tied to the performance of the Company relative to established financial objectives and to individual strategic metrics. The elements of the executive compensation program embody this principle by linking the annual incentive opportunity and long-term equity grants directly to such performance.

On an annual basis, the Compensation Committee reviews an independent report, provided by the external compensation consultant on realizable pay for performance to ensure that our executives’ realizable pay is in line with overall Company performance and is also competitive when compared to the Company’s peer group.

INCENTIVE COMPENSATION SHOULD REPRESENT THE MAJORITY OF TOTAL TARGET COMPENSATION

The Compensation Committee believes that the majority of an executive’s compensation should be “at risk,” as an incentive to drive the creation of sustainable shareholder value and align the interests of our executives with those of our shareholders. In 2021, our Named Executive Officers’ incentive compensation amounted to 65% of their total target compensation, on average. The Committee believes that the CEO’s incentive compensation should be a higher percentage of total compensation given the CEO’s strategic position and responsibility to drive company performance. In 2021, the CEO’s incentive compensation was 80% of his total target compensation. The adjacent table presents the percentage of total target compensation that was “at-risk” for each Named Executive Officer, and the graph represents the mix of the Named Executive Officers’ total target compensation.

	Name	Percent of FY 2021 Pay “At Risk” (%)
	David Dunbar	79.7%
	Ademir Sarcevic	70.0%
	Alan J. Glass	62.6%
	Paul C. Burns	62.6%
	James Hooven	50.3%

48	2021 PROXY STATEMENT

INCENTIVE COMPENSATION SHOULD BALANCE SHORT-TERM AND LONG-TERM PERFORMANCE

The Compensation Committee believes that driving sustained shareholder value creation requires that executive incentive compensation be appropriately balanced between short and long-term objectives. In addition, the Compensation Committee believes that such balancing discourages excessive risk taking that otherwise could drive short-term results at the expense of sustained long-term performance. Our executive compensation program promotes this objective by balancing the long-term incentive components in the form of equity-based awards, such as restricted stock awards and contingent performance shares, with short-term annual cash incentive opportunities.

The value of long-term incentive components is tied, in part, to our stock price, thereby aligning executives’ interests with those of shareholders. However, the Compensation Committee recognizes that our share price is an incomplete measure of Company performance in the short term, as other factors may significantly impact stock prices. Accordingly, the annual cash incentive opportunity component of executive compensation emphasizes current or short-term corporate performance and the realization of short-term defined business and financial objectives. The Compensation Committee has determined that the balance between annual cash incentive opportunities and long-term equity incentives encourages our Named Executive Officers to focus on creating short and long-term shareholder value, while fulfilling business objectives and strategic goals.

LONG-TERM INCENTIVES SHOULD BALANCE STOCK PRICE APPRECIATION AND BUSINESS/FINANCIAL-BASED ACHIEVEMENTS AS WELL AS SHAREHOLDER RETURN RELATIVE TO OTHER INDUSTRIAL MANUFACTURING COMPANIES

Our FY 2021 long-term incentive awards for NEOs other than the CEO are equally weighted between restricted stock awards and contingent performance shares. The restricted stock awards component will vest on a pro-rata basis over three years. The contingent performance shares vest at the end of a 3-year performance period based on achievement against pre-established financial performance criteria. With respect to FY 2021 PSU awards, ultimate award payouts will be adjusted by a relative TSR measure over the 3-year performance period to reflect performance relative to other industrial companies in the S&P 600 Capital Goods Index. The Compensation Committee has determined that this long-term incentive mix appropriately encourages long-term equity ownership, promotes a balance between stock price appreciation and financial-based achievement, aligns the interests of our Named Executive Officers with shareholders and aids in retention of our Named Executive Officers.

COMPENSATION LEVELS SHOULD BE COMPETITIVE

The Compensation Committee reviews market compensation data compiled and prepared by the Compensation Committee’s independent executive compensation consultant to evaluate whether our executive compensation program is market competitive. The Compensation Committee uses this data to benchmark our executives’ base salary, annual incentive opportunities and long-term incentive compensation. Generally, the Compensation Committee then sets target compensation at approximately the market median. However, the Compensation Committee considers other relevant factors in setting each Named Executive Officer’s total target compensation, including the Named Executive Officer’s scope of responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. As a result, the Compensation Committee may set a Named Executive Officer’s total target compensation or an individual component of total target compensation below or above market median. By taking into account market data and other relevant considerations, the Compensation Committee is able to set each Named Executive Officer’s compensation at an appropriate level that enables us to attract and retain the highly qualified executives necessary to drive long-term enhancement of shareholder value.

THE EXECUTIVE COMPENSATION PROGRAM SHOULD BE REVIEWED ANNUALLY

The Compensation Committee believes that it is prudent to review and evaluate the executive compensation program annually in light of evolving market practices, regulatory requirements, the competitive market for executives and our executive compensation philosophy. This process is repeated in a structured manner annually.

2021 PROXY STATEMENT	49

COMPONENTS OF EXECUTIVE COMPENSATION

OVERVIEW

We provide three elements of total direct compensation: base salary, annual incentives and long-term incentives, which are described below. We also provide limited perquisites (see page 59) and standard retirement and benefit plans (see page 58).

	CEO	Average Named Executive Officer	Description

Base Salary			Fixed cash compensation based on the market-competitive value of the skills and knowledge required for each role. Reviewed and adjusted when appropriate to maintain market competitiveness.

Annual Incentive			Designed to reward results in the prior year. Annual cash incentives based on: ▶ Achievement of Company financial metrics ▶ Individual performance on pre-established strategic goals

Long-Term Incentives

Forward-looking equity awards intended to motivate and reward potential to drive future growth and align the interests of NEOs and shareholders. Grants awarded in the form of restricted stock awards and performance share units. Current performance measures include:

▶ Modified ROIC

BASE SALARY

Base salary is fixed cash compensation. During the first quarter of each fiscal year, the Compensation Committee reviews and establishes the base salaries of the executives including the Named Executive Officers. For each Named Executive Officer, the Compensation Committee takes into account a number of factors, including the scope of the executive’s responsibilities and duties, experience, tenure with the Company, and individual performance as well as competitive market data, Company performance and internal pay equity. The Compensation Committee does not assign any relative or specific weights to these factors. Salary levels are reviewed annually and are adjusted when appropriate. Increases in base salary are not automatic or guaranteed in order to promote a performance culture.

Effective October 1st of FYs 2020 and 2021, the base salary of each Named Executive Officer was set as follows:

Name	FY 2021 Base ($)	FY 2020 Base ($)	Increase

David Dunbar	869,130	852,088	2%

Ademir Sarcevic [1]	439,900	415,000	6%

Alan J. Glass	367,710	360,500	2%

Paul C. Burns	367,710	360,500	2%

James Hooven	336,600	330,000	2%

1	Mr. Sarcevic obtained an above-average increase in base salary due to his performance during the fiscal year and to bring his base salary closer to the median of the peer group.

50	2021 PROXY STATEMENT

ANNUAL INCENTIVE OPPORTUNITY

The Compensation Committee establishes the annual cash incentive opportunity for executives including our Named Executive Officers through a detailed performance planning process called the Balanced Performance Plan (“BPP”). During the BPP process, the Compensation Committee establishes (i) the target incentive amounts; (ii) the respective weight of the financial performance measures and strategic goals; (iii) the Company financial performance goals at “threshold,” “target,” and “superior” levels; and (iv) the strategic goals for each Named Executive Officer. The BPPs and each goal are reviewed and discussed during the course of two Compensation Committee meetings through the first quarter of each fiscal year before being approved.

2021 ANNUAL INCENTIVE FORMULA

* These factors are calculated by taking the goal weight and multiplying it by the goal achievement percentage. For example, if the weight of financial goals totals 75%, and the financial achievement percentage is 100%, the financial achievement factor would be 75%.

TARGET INCENTIVE AMOUNTS

Each year the Compensation Committee sets the target incentive amount for each Named Executive Officer, expressed as a percentage of the executive’s base salary. The Compensation Committee sets these target incentives based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity and competitive market data, in consultation with the compensation consultant and in adherence to our stated executive compensation objectives and principles. The target annual incentive opportunity for each Named Executive Officer in FY 2021 is as follows:

Name	Target Annual Incentive (% of Base Salary)	Target Annual Incentive Amount ($)

David Dunbar	105%	912,587

Ademir Sarcevic	65%	285,935

Alan J. Glass	55%	202,241

Paul C. Burns	55%	202,241

James Hooven	45%	151,470

GOAL WEIGHT WITHIN TARGET INCENTIVE

After establishing a target incentive amount for each executive, the Compensation Committee determines the relative weight of financial performance measures and strategic goals. For FY 2021, the Compensation Committee set the following relative weight of these performance measures (except for Mr. Burns):

▶	75 % of the annual incentive opportunity would be based on the achievement of financial performance goals, and
▶	25 % of the annual incentive opportunity would be based on individual achievement of strategic goals.

Payout for the achievement of both financial performance and strategic goals can range between 0% and 200%, where performance below threshold levels corresponds to a payout of 0%, while performance at or above superior levels corresponds to a payout of 200%. For example, if the weight of financial goals is 75%, the maximum financial achievement factor would be 150%. Similarly, if the weight of strategic goals is 25%, the maximum strategic achievement factor would be 50%. The combined factors are capped at 200%.

With respect to Mr. Burns, the Compensation Committee determined that 50% of his annual incentive opportunity would be based on achievement of financial performance goals and 50% of his annual incentive opportunity would be based on strategic goals due to the nature of his position as head of the Company’s strategy and business development function.

2021 PROXY STATEMENT	51

SETTING FINANCIAL PERFORMANCE MEASURES

The Compensation Committee, working with the CEO, evaluates and establishes financial objectives that correlate to the creation of shareholder value, are aligned with the Company’s annual business plan and are appropriate measures for evaluating executive performance. For FY 2021, the Compensation Committee selected the following three financial performance measures: (i) EBITDA, (ii) adjusted EPS, and (iii) net working capital turns. The Compensation Committee selected these performance measures because it believes they are important financial factors in preserving and enhancing shareholder value in the short-term and sustaining growth and stability for the long-term.

After determining the performance measures, the Compensation Committee sets “threshold,” “target,” and “superior” performance goals, which correspond to annual incentive payouts of 50%, 100% or 200% of the target incentive amount, respectively, except for “threshold” for the EBITDA performance measure corresponds to a payout of 25%. If actual performance falls between two performance levels, the amount of the incentive payout would be determined through interpolation. However, no payout would be made if actual performance falls below threshold. The Compensation Committee sets the “threshold” performance level high enough so that achieving the level is not guaranteed, while setting the “superior” performance level high enough so that achieving it is difficult and represents an outstanding accomplishment. The Compensation Committee may adjust the financial performance targets to reflect the impact of special events, such as acquisitions or divestitures, during a fiscal year. These adjustments are made pursuant to established guidelines and are appropriate in light of long-term growth strategies and business operations.

FINANCIAL GOALS & RESULTS FOR FY 2021

For FY 2021, the financial performance metrics, weights, achieved performance levels and payout percentages were as follows:

Financial Performance Metric	Threshold Target Superior	Weight	Weighted Achievement

Adjusted EBITDA [1]		40%	80%

Adjusted EPS [2]		5%	10%

Net Working Capital Turns Q1 [3]		6%	6%

Net Working Capital Turns Q2		6%	9%

Net Working Capital Turns Q3		6%	10.3%

Net Working Capital Turns Q4		6%	12%

Net Working Capital Turns 5 Point Average [4]		6%	10.1%

	Financial Goals Weighted Achievement Total		137.4% [5]

1

Adjusted EBITDA, which stands for earnings before interest, tax, depreciation and amortization, is a non-GAAP financial measure that is determined by the sum of (i) income from continuing operations before income taxes, (ii) interest expense, and (iii) depreciation and amortization. This value, used for the purpose of determining the annual incentive opportunity, adjusts for restructuring charges, purchase accounting expenses, insurance recoveries and acquisition costs.

2

This value is greater than the Company’s actual reported diluted earnings per share of $2.97 for FY 2021. This value, used for the purpose of determining the annual incentive opportunity, adjusts for restructuring charges, purchase accounting expenses, insurance recoveries, discontinued operations, acquisition costs and any income tax impacts thereof, along with one-time tax adjustments.

3

Net working capital turns measures the ratio of sales to net working capital. The ratio was calculated by using annualized net sales for the trailing three-months of the listed quarter, and dividing by the net working capital (calculated as net accounts receivable and inventory minus accounts payable) at the end of the listed quarter.

4	This five-point average included the net working capital turns for Q1-Q4 of FY 2021 and Q4 of FY 2020.

5	Mr. Burns’ financial goal weighted achievement total was 91.6% due to differing weight of financial vs. strategic goals.

52	2021 PROXY STATEMENT

SETTING STRATEGIC GOALS

The Compensation Committee, in consultation with the Board, evaluates and establishes strategic objectives that correlate with the creation of shareholder value, align with the Company’s business plan and are appropriate measures for judging individual executive performance. As with financial performance measures, the Compensation Committee sets relative weights and metrics for each strategic goal. The specific goals are developed based on the individual nature of an executive’s role and responsibilities.

In FY 2021, the Compensation Committee set the following strategic goals for the CEO:

▶

Improve growth management process to deliver sequential quarterly sales growth from $135M to $151M with organic growth from laneways; improve accountability and financial management process to improve business forecasting; create operating scorecards to support achievement of productivity targets; maintain TRIR below 0.7;

▶

Attempt to close two or more strategic bolt-on acquisitions with IRR > 15%; initiate divestiture activity on at least one portfolio business; execute portfolio moves such that modified ROA of corporation improves over 3-5 year period; and

▶

Support successful implementation of global Electronics organization and succession plan to deliver the sales and EBIT budgets for the Magnetics and Sensor business; successful implementation of global Engraving organization to drive growth and operating initiatives; launch global employee survey in Q3 to establish baseline engagement levels.

In consultation with the CEO, the Compensation Committee sets strategic goals for executive officers, including the other Named Executive Officers, that are tied to the completion of specific projects in their functional areas. These projects are important to the Company in that they improve productivity and significantly lower the cost structures of the respective departments, resulting in better processes and reduced costs.

STRATEGIC GOALS & RESULTS FOR FY 2021

The Compensation Committee met with the CEO to evaluate the performance of each Named Executive Officer (other than the CEO) against their strategic goals. To determine the extent to which each strategic goal was met, the Compensation Committee evaluated several factors including the difficulty of reaching the goal, the work performed to achieve the goal, the quality of the work performed and other factors that influenced the ease or difficulty of meeting the goal. The Compensation Committee determined that each Named Executive Officer achieved greater than target on their strategic goals. For the CEO, the Compensation Committee evaluated his performance based on the following:

▶

Topline sales grew well in excess of plan, both in absolute dollars and sequential rate of growth. Q1 sales of $151M grew to $176M, while laneway sales grew to $55M. The business improved their forecasting ability. Operating scorecards were implemented in all businesses and productivity achievement of $18.9M was reached. Safety improvements continued, hitting a year end TRIR of 0.39.

▶

Acquisition activity was significantly dampened by the pandemic in the early part of the fiscal year. Despite the pandemic, the acquisition of Renco Electronics, Inc., as well as the successful divestiture of Enginetics, Inc. contributed to an improved growth and earnings profile.

▶

The re-organization of the Electronics segment and the consequent succession planning was successful, with many new leaders assuming their new and expanded responsibilities in the midst of a turbulent economic climate. Electronics exceeded sales, EBIT and cash targets. Structured monthly reviews were created with each laneway leader and global regional leader. The global employee survey was successfully launched in Q3.

OVERALL ANNUAL INCENTIVE OPPORTUNITY RESULTS FOR NEOS

The following table shows the overall annual incentive opportunity results for FY 2021. Each executive has the opportunity to participate in the Management Stock Purchase Plan, described below, under which executives can defer a pre-selected percentage of their annual incentive awards into the receipt of RSUs at a 25% discount.

Name	Financial Achievement Factor	Strategic Achievement Factor	Total BPP Score	Target Annual Incentive Amount ($)	Annual Incentive Amount ($)

David Dunbar	137.4	32.0	169.4	912,587	1,545,922

Ademir Sarcevic	137.4	36.0	173.4	285,935	495,811

Alan J. Glass	137.4	32.0	169.4	202,241	342,595

Paul C. Burns	91.6	65.0	156.6	202,241	316,709

James Hooven	137.4	30.0	167.4	151,470	253,561

2021 PROXY STATEMENT	53

MANAGEMENT STOCK PURCHASE PLAN

The Compensation Committee believes that while the annual incentive award provides motivation for executives to meet annual performance goals, the Management Stock Purchase Plan (“MSPP”) adds an additional long-term component. Under the MSPP, management at a certain salary level can elect to defer their annual incentive awards into the receipt of restricted stock units (RSUs) at a 25% discount, valued at the lower of (i) the closing price of the Company’s common stock on the last business day of the fiscal year (June 30, 2021) or (ii) the closing price of the Company’s common stock on the date on which the annual incentive award is certified by the Compensation Committee (August 17, 2021). Executives must make their election prior to the beginning of the fiscal year and can defer up to 50% of their annual incentive award. These RSUs cliff vest at the end of a 3-year period and the executive receives shares of stock equal to the amount of RSUs granted. Executives accrue dividends, which are paid upon vesting, on the RSUs, but do not have voting rights until the shares underlying the RSUs are delivered. The following table details, for FY 2021, the percent each Named Executive Officer elected to defer under the MSPP, the value of that deferral and the amount of RSUs granted pursuant to the deferral.

Name	Annual Incentive Award Deferred (% of Award)	Amount of the Deferral ($) [1]	RSUs Granted (#) [2]

David Dunbar	50%	772,961	10,858

Ademir Sarcevic	20%	99,162	1,394

Alan J. Glass	50%	171,298	2,407

Paul C. Burns	0%	-	-

James Hooven	0%	-	-

1	The amount of the deferral is the dollar value of the annual incentive award that is actually deferred into the receipt of discounted RSUs under the MSPP.

2

Based on the closing price of the Company’s common stock on June 30, 2021 ($94.91), the closing price of the Company’s common stock on the last day of the fiscal year, and discounted by 25%. RSUs have been rounded up to the nearest whole unit.

54	2021 PROXY STATEMENT

LONG-TERM INCENTIVE PLAN

In 2018, the Company, with the approval of its shareholders, adopted the 2018 Omnibus Incentive Plan (“OIP”). The purpose of the OIP is to align executives’ interests with those of shareholders through the annual grant of long-term equity awards. These long-term equity awards reward executives for the Company’s performance over a multi-year period. All long term incentive awards to NEOs for FY 2021 were made in September 2020 under the OIP. Prior to the approval of the OIP, the Company granted awards under the 2008 Long Term Incentive Plan (“LTIP”), which expired in October 2018. Certain outstanding award grants were made under the LTIP.

OIP STRUCTURE

The FY 2021 OIP awards consists of two types of equity awards: time-vested restricted stock awards (RSAs) and performance-based performance share units (PSUs). The Compensation Committee selected these equity vehicles for FY 2021 because each aligns the interests of our Named Executive Officers with those of our shareholders, enhances retention of our Named Executive Officers and provides the opportunity to meaningfully increase the level of stock ownership by our Named Executive Officers. In addition, the PSUs motivate our NEOs and reward achievement of financial metrics (and share performance) that are aligned to our long-term business strategy and build long-term shareholder value.

OIP Component	Description
Awards of Restricted Stock (“RSAs”)	Time-based, annual pro-rata vesting over a 3-year period
Performance Share Units (“PSUs”)	Cliff vest at the end of a 3-year period at 0 % to 200 % of award value based on pre-determined financial performance metrics

For FY 2021 RSA awards, the RSA will vest on a pro-rated basis on the 1st, 2nd and 3rd anniversaries of the grant date, provided that the RSA holder is employed continuously through the particular vest date. Outstanding RSA awards from FY 2019 and 2020 grants will vest on the 3rd anniversary of the grant, provided that the RSA holder is employed continuously through the vest date. The Compensation Committee adjusted the vesting schedule for RSAs based on a review of peer practices and the perspective that pro-rata vesting is a more effective tool in attracting and retaining high potential employees. All RSAs will immediately vest upon death, disability or retirement. All RSAs under the OIP and the LTIP are considered beneficially owned by the executive, have voting rights, and earn dividend equivalents, which are paid upon vesting.

Each PSU grant cliff vests at the end of a 3-year performance period based on results achieved against Compensation Committee-approved performance metrics. Payouts under the PSU grant may range from 0% to 200% of the target award and are settled in shares of common stock. Payout begins at 50 % of target for achieving threshold performance goals. If threshold performance goals are not achieved by the conclusion of the performance period, the PSU award would be forfeited and no shares would be delivered under the award. PSUs are also subject to forfeiture upon termination of employment during the performance period for any reason other than death, disability, retirement or involuntary termination in connection with a change in control.

Additionally, the Compensation Committee has the discretion to grant awards of restricted stock for a variety of reasons, including sign-on bonuses to attract talent and discretionary grants to retain and motivate executives.

The Compensation Committee believes that long-term incentive compensation is essential for retaining and motivating executives. It further believes that providing our executives with long-term incentives will encourage them to operate the Company’s business with a view towards building long-term shareholder value. Based on these considerations, the Compensation Committee, in consultation with its external compensation consultant, establishes (i) the target incentive amounts, (ii) the percentage of the target award that is granted in the form of RSAs and PSUs, and (iii) the performance measures at “threshold,” “target” and “superior” levels.

2021 PROXY STATEMENT	55

FY 2021 TARGET INCENTIVE AMOUNTS

For FY 2021, the Compensation Committee set the target long-term incentive compensation for each Named Executive Officer, expressed as a percentage of the executive’s base salary based on a number of factors, including the Named Executive Officer’s role and responsibilities, internal pay equity, competitive market data and our stated executive compensation objectives and principles. Since the CEO is in the best position to drive overall Company performance, the CEO should have a larger portion of his long-term incentive award be awarded in PSUs as opposed to RSAs. The Compensation Committee set the CEO’s percentage of PSUs at 60% of the target award, while the NEOs PSUs were set at 50% of their target award.

For FY 2021 PSU awards, which will payout in FY 2023 based on achievement of the performance metrics during the FY 2021-2023 performance period, the Compensation Committee granted certain company leaders, including the NEOs, 25% of their target PSU amounts in additional PSU shares. The Compensation Committee factored in the uncertainty surrounding the pandemic, the negative impact of the pandemic on the targets of existing awards and the best way to incentivize management to stay focused on long-term enhancement of shareholder value in determining the appropriate level of PSU awards for each NEO. This enhanced PSU incentive, along with all other PSU awards, is subject to achieving certain goals and further modified by the TSR modifier, as described below.

For FY 2021, the Compensation Committee established the following target long-term incentive awards, with the percentage of such award granted as PSUs for each Named Executive Officer and the enhanced PSU incentive:

Name	Target Award (% of Base Salary)	Target Award Amount ($)	Target Award (% Awarded in PSUs)	Enhanced PSU Incentive Amount ($)
David Dunbar	250%	2,172,825	60%	325,925
Ademir Sarcevic	150%	659,850	50%	82,452
Alan J. Glass	100%	367,710	50%	45,931
Paul C. Burns	100%	367,710	50%	45,931
James Hooven	50%	168,300	50%	21,054

PERFORMANCE MEASURES

Since FY 2019 and applicable for the FYs 2019-2021, FYs 2020-2022, and FYs 2021-2023 performance periods, the Compensation Committee uses a single modified ROIC measure. The modified ROIC is calculated by adjusting the denominator to add accumulated depreciation and accumulated amortization and remove goodwill. This ratio reflects the improved efficiency of the Company’s operating assets to generate profits while reducing distortion from the effects of divestitures and acquisitions. The Compensation Committee selected this modified ROIC measure because it reflects the Company’s efforts to improve the quality of earnings, whether they come from organic actions or through inorganic portfolio moves. The measure supports the Committee’s view that improvement in quality of earnings drives shareholder value creation. To more broadly reflect Standex value creation for shareholders relative to other industrial companies, the achievement of the measure will be adjusted by a relative TSR modifier over the three-year performance period. Specifically, actual awards will be modified up or down as follows:

If TSR over the three-year performance period is:	Then:
At or above the 75th percentile of the comparator group	The award will be increased up to 25%
At or above the 25th and below the 75th percentile of the comparator group	No change to the award
Below the 25th percentile of the comparator group	The award will be decreased up to 25%

The peer group selected for this relative TSR modifier is the S&P 600 Capital Goods Index which the Committee believes is a reasonable proxy to measuring a broad, and therefore consistent, group of companies that will experience similar market influences during the performance period. Our NEOs, therefore, are partially compensated based on how our performance compares to similar investment alternatives when considering total shareholder return performance.

56	2021 PROXY STATEMENT

STATUS OF LONG TERM INCENTIVE PLAN PROGRAMS

Performance Period and Measure	Performance Levels	Weighted Achievement	Status
FY 2019-2021			▶ Results were certified in August 2021. ▶ The Modified ROIC was above threshold levels.
Modified ROIC		50.74%

▶  Company’s 3-year TSR ranked in the 26th percentile amongst peer group of S&P 600 Capital Goods companies.

▶  Final payout was certified at 50.74 % for Company performance and individual share payouts are in the table below.

FY 2020-2022 awards will be certified in August 2022, while FY 2021-2023 awards will be certified in August 2023.

As certified by the Compensation Committee, the FY 2019-2021 performance period ended on June 30, 2021 and the PSUs granted on September 6, 2018 vested at 50.74%, for the following share payouts and value as of the date of certification:

Name	Shares granted on September 6, 2018 (#)	Shares Vesting (#)	Value of Shares Vesting ($) [1]
David Dunbar	9,344	4,741	463,385
Ademir Sarcevic [2]	-	-	-
Alan J. Glass	1,607	815	79,658
Paul C. Burns	1,607	815	79,658
James Hooven [3]	-	-	-

1	Based on the stock price on the date the Compensation Committee certified the award, August 17, 2021 ($97.74).

2	Mr. Sarcevic joined the Company in September 2019 and was not granted any shares for this performance period.

3	Mr. Hooven joined the Company in February 2020 and was not granted any shares for this performance period.

2021 PROXY STATEMENT	57

RETIREMENT PLANS

STANDEX RETIREMENT SAVINGS PLAN

The Company offers a qualified savings and investment 401(k) plan to most of our non-production U.S.-based employees, including our Named Executive Officers. This plan provides eligible employees an opportunity to save for retirement on both a pre-tax and after-tax basis up to 100% of their eligible pay subject to annual IRS limits. The Company provides eligible employees with a matching contribution equal to:

▶	100% of the employee’s contribution for the first 3% of the employee’s total compensation (base salary plus annual incentive award); and
▶	50% of the employee’s contribution for the next 2%.

The Named Executive Officers, as well as employees who are at a location that is covered by the now-frozen Standex Pension Plan (see below), receive an additional 1% of their eligible pay as a Company contribution regardless of the amount of the employee’s contribution. Some employees receive an additional sliding scale age-based Company contribution if they were employed with the Company on December 31, 2007 and were of a certain age. All eligible employees are immediately 100% vested in all contributions to this plan.

STANDEX DEFERRED COMPENSATION PLAN

The Standex Deferred Compensation Plan is a non-qualified, “top hat” and unfunded plan maintained for the purpose of permitting a select group of management and highly compensated employees, including Named Executive Officers, to continue saving for retirement once they can no longer make contributions to the Retirement Savings Plan. If a highly compensated employee reaches the IRS compensation limit for the Retirement Savings Plan, the Deferred Compensation Plan allows the employee to continue to save for retirement under near identical terms. Eligible employees may defer up to 50% of their base salaries and 100% of their annual bonuses that combined exceed the IRS compensation limit. All Company contributions (match and non-match) are made on the same basis as the Retirement Savings Plan described above.

Deferral elections must be made by December 31st of each year for the upcoming calendar year and all deferral elections are irrevocable. All eligible employees are immediately 100% vested in all contributions to this plan. Employees may elect the timing and form of distribution of the accrued benefits provided that the accrued benefit is greater than $10,000. For accrued benefits of less than $10,000, the distribution will be paid in a lump sum. Distributions will be paid no sooner than six months after termination of employment for our Named Executive Officers, pursuant to the IRC.

PENSION PLANS

The Standex Retirement Plan, a tax-qualified defined benefit pension plan, and the Standex Supplemental Retirement Plan, a non-qualified defined benefit pension plan for highly compensated employees, are the Company’s two pension plans. Both plans were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date and are not accruing benefits under either of these plans.

58	2021 PROXY STATEMENT

PERQUISITES AND OTHER BENEFITS

EMPLOYMENT AGREEMENTS

We have entered into employment agreements with each of the Named Executive Officers. Even though each Named Executive Officer has an employment agreement which sets out an initial term that automatically renews, the executives serve at the will of the Board because the agreements may be terminated for any reason with 30 days’ notice. All of the provisions within the employment agreements were crafted to consider the needs of the Company and the executive’s specific circumstances. The Compensation Committee believes that the employment agreements are an important tool to attract and retain highly qualified executives in a competitive marketplace, while also protecting the Company in the event of an executive’s termination.

In addition to severance provisions, our employment agreements also contain restrictive covenants including a non-compete provision, which precludes an executive from engaging, in any active capacity, in any business other than Standex while they are employed with the Company. This term is vital to ensure that an executive’s attention and focus during their employment is solely on the Company’s business. The non-compete also precludes the executives from engaging in a business that is competitive with the Company. The non-compete clause also contains a non-poaching provision, which restricts a departing executive’s ability to hire then-current employees of the Company. These terms are beneficial to the Company because they safeguard against executives, who know the most about the Company, its businesses, its employees and its markets, using their knowledge to adversely impact the Company after their employment ends.

PERQUISITES

We provide a limited number of perquisites to certain Named Executive Officers, including the CEO. The Compensation Committee designed these perquisites to be competitive and assist in attracting and retaining highly qualified executives. Furthermore, these perquisites also assist the Named Executive Officers in performing their responsibilities. For FY 2021, we provided the following perquisites to certain Named Executive Officers: car allowances, reimbursement of automobile operating expenses (such as gas costs, auto insurance, maintenance and repairs), and Mr. Dunbar received tax return preparation and counseling. We do not provide gross ups for any attributed income relating to these perquisites.

CHANGE IN CONTROL

Our employment agreements contain provisions governing what happens when there is a change in control. The benefits provided to the Named Executive Officers under these provisions, if payable, are in lieu of any other severance benefits. The Compensation Committee believes that these benefits are important to encourage the executives involved in any negotiation or completion of a change in control transaction to act in the best interest of shareholders, without regard for personal interest.

The severance benefits also promote the financial protection and security of an executive’s long-term incentive compensation arrangements in the event of the loss of their positions following a transaction that involves a change in the ownership or control of the Company. None of the severance benefits are triggered if the executive retains their position or a substantially similar position following a change in control. With equity compensation, if the executive is granted an award that substantially mirrors their then-current award, there is no acceleration of that current equity award. This “double trigger” only provides for a payment of benefits if (i) there is a change in control and (ii) the executive is involuntarily terminated or resigns for a specified “good reason.” The Compensation Committee believes that this is appropriate because if an executive retains their position following a change in control, the impact on the executive is not significant enough to warrant the provision of benefits.

The severance benefits include a lump sum payment equal to a multiple of the executive’s annual base salary and annual incentive bonus, accelerated vesting of all outstanding equity awards under the LTIP or OIP and RSUs under the MSPP and a continuation of life insurance and medical plan benefits for a specified period of time. The Compensation Committee believes that these terms and amounts are customary and reasonable. The Compensation Committee, in consultation with its compensation consultant, periodically reviews these terms to evaluate both their effectiveness and competitiveness.

More detailed information concerning the trigger events and the severance benefits of each Named Executive Officer is discussed below under “Potential Payments upon Termination or Change in Control” starting on page 70.

2021 PROXY STATEMENT	59

OTHER COMPENSATION INFORMATION

CEO PAY RATIO DISCLOSURE

As required by the SEC rules, we are providing the following information to show the ratio between the annual total compensation of our CEO in FY 2021 and the annual total compensation of the median employee of the Company.

As of June 30, 2021, Standex has approximately 3,718 employees in 64 locations across 24 countries. Approximately 69 % of our employee population is located outside of the United States and approximately 63 % of our global workforce is paid on an hourly basis. These demographics are not substantially different than those used in our last CEO pay ratio disclosure, however the median employee identified in our FY 2020 Proxy Statement, a full-time, hourly employee in our Engraving division, located in the United States, is no longer with Standex, so we identified a new median employee.

To identify our median employee, we used our global employee population as of June 30, 2021, which included all global full-time, part-time and temporary employees, including newly hired employees, that were employed on that date. To determine the median employee, we used base annual salary during the period from July 1, 2020 through June 30, 2021 and all international employees’ base annual salaries were converted to USD from local currencies using exchange rates for the month ending June 30, 2021. Our median employee for FY 2021 is an hourly employee in our Electronics division, located in the United States.

For FY 2021, our median employee’s total compensation was $27,206, calculated in accordance with Item 402(c)(2)(x) of Reg. S-K. Our CEO’s annual total compensation for FY 2021, as reported and detailed in the Summary Compensation Table was $5,784,732. Based on this information, the ratio of these two annual total compensations was estimated to be 213 to 1.

SAY-ON-PAY

Stockholders are afforded the opportunity to cast an advisory vote on an annual basis with respect to the total compensation of our Named Executive Officers. At the 2020 annual meeting, 97.4 % of the votes cast on the advisory proposal were voted in its favor. After reviewing the results, the Compensation Committee decided to continue to apply the same general philosophy, compensation objectives and governing principles that it used in FY 2020.

CLAWBACK PROVISION

In the event that the Company’s financial results for any reporting period require restatement so that the period’s financial performance measures are not met, and the restatement is necessary due to the executives’ misconduct, the OIP and LTIP give our Board the discretion and authority to “claw-back” or cancel unpaid annual and long-term incentive awards and to recover excess annual and long-term incentive awards that have been paid to any executive officer.

POLICY CONCERNING TRANSACTIONS INVOLVING COMPANY SECURITIES (ANTI-HEDGING POLICY & ANTI-PLEDGING POLICY)

The Company’s anti-hedging and anti-pledging policy prohibits all named executive officers from engaging in certain transactions involving the Company’s securities. Specifically, they are prohibited from engaging in transactions that are intended to offset, in whole or in part, potential loss in value of Company securities. These transactions include, but are not limited to, hedging transactions, buying or selling put or call options, and short sales. In addition, the policy prohibits pledging Company securities. No Named Executive Officer has entered into any such prohibited transaction.

60	2021 PROXY STATEMENT

STOCK OWNERSHIP GUIDELINES

The Compensation Committee believes that Company executives, including the Named Executive Officers, should have at least a minimum level of Company stock ownership to align their interests with those of Company shareholders. The Compensation Committee has adopted stock ownership guidelines through a competitive analysis prepared by management and reviewed by the compensation consultant. These guidelines require the CEO to maintain stock ownership valued at five times his or her base salary and require all other executives to maintain stock ownership valued at two times their base salary. Additionally, the guidelines require all non-executive Vice Presidents, Group Presidents and Division Presidents to maintain stock ownership valued at one times their base salary. Until an executive has attained the requisite stock ownership level, the executive is expected to retain at least 50% of the shares they are awarded, net of amounts required to pay taxes. To determine if the guideline amount is met, shares are valued at the average stock price during the 4th quarter of the prior fiscal year. Shares that are either owned outright or are unvested RSAs are considered owned for the purpose of the guidelines. Neither PSUs awarded under the OIP or the LTIP nor RSUs granted pursuant to a deferral under the MSPP are considered in the calculation of stock ownership.

The required amount under the guidelines is recalculated annually or whenever an executive receives an increase in pay. The Compensation Committee monitors compliance with these stock ownership guidelines on an ongoing basis. The following table shows the stock ownership requirements for each Named Executive Officer.

Name	Stock Ownership Guideline Amount (% of Annual Base Salary)	Required Ownership on June 30, 2021 (#) [1]	Actual Stock Ownership (#)
David Dunbar	500%	44,839	94,855
Ademir Sarcevic	200%	9,078	15,148
Alan J. Glass	200%	7,588	13,689
Paul C. Burns	200%	7,588	16,183
James Hooven [2]	200%	6,946	4,949

1	Based on the average price of the Company’s common stock between April 1, 2021 and June 30, 2021 ($96.92). Shares have been rounded to the nearest whole share.

2	Mr. Hooven has retained at least 50% of all shares awarded to him since his employment with the Company commenced.

2021 PROXY STATEMENT	61

BASIS FOR DETERMINING EXECUTIVE COMPENSATION

The Compensation Committee uses a multi-faceted approach to designing the executive compensation program. The approach includes the use of the independent compensation consultant to advise the Compensation Committee on the selection of an appropriate peer group, analysis of the peer group’s practices and compensation levels and recommendations for the Compensation Committee to consider. Compensation levels for specific executives are based on various factors, including the executive’s experience, individual accomplishments and the breadth of the executive’s organizational responsibilities. The Compensation Committee discusses the program with the CEO and the VP of Human Resources to determine the effectiveness of the program in terms of achieving our stated objectives, including whether the current program is achieving desired motivational effects and properly incentivizing the executives.

EXECUTIVE COMPENSATION CONSULTANT

In FY 2021, the Compensation Committee retained the same independent compensation consultant, Meridian Compensation Partners, LLC (“Meridian”), which has assisted the Compensation Committee since 2015. Meridian is an internationally recognized executive compensation consulting firm. No other compensation consultant was engaged in FY 2021.

Meridian was retained to assist the Compensation Committee in the development of a compensation peer group and to advise the Compensation Committee on our existing executive compensation program. Meridian provided research, data analyses, survey information and design expertise as part of its services. Meridian also notified the Compensation Committee of regulatory developments and market trends relating to executive compensation practices. Meridian did not determine nor recommend the exact amount of compensation for any Named Executive Officer. From time to time, Meridian also performs an analysis of independent director compensation.

For FY 2021, Meridian conducted a competitive assessment of our executive compensation program (including, design, features and target pay opportunities) against our compensation peer group. Based on Meridian’s assessment, the Compensation Committee determined that our executive compensation program is reasonable and appropriate when compared to our peer group.

The Compensation Committee, in determining whether to continue retaining Meridian for FY 2021, assessed Meridian’s independence under the NYSE’s listing standards. Meridian provided the Compensation Committee with confirmation of its independent status under the NYSE’s standards. As such, the Compensation Committee believes that Meridian is independent and that there is no conflict of interest between Meridian and the Company, the Company executives, the Compensation Committee or its members.

PEER GROUP

The following selection criteria were used to establish the Company’s FY 2021 compensation peer group:

▶	The company should be an industrial and technology manufacturing company;
▶	The company should have revenues between 1⁄3 and 3 times the Company’s revenue;
▶	The company should have multiple business units; and
▶	The company should serve global markets.

Based on this selection criteria, our FY 2021 peer group consisted of the following 19 companies:

Albany International Corporation	ESCO Technologies, Inc.	NN, Inc.

Altra Industrial Motion Corporation	Franklin Electric Co., Inc.	Proto Labs, Inc.

Barnes Group, Inc.	Helios Technologies, Inc.	RBC Bearings, Inc.

Chart Industries, Inc.	Hurco Companies, Inc.	TriMas Corporation

CIRCOR International, Inc.	Kadant, Inc.	Welbilt, Inc.

Enerpac Tool Group Corp.	L.B. Foster Company

Enpro Industries, Inc.	Lydall, Inc.

The Compensation Committee, with Meridian’s assistance, routinely reviews the selection criteria and the peer group companies to achieve a relative size positioning that is within a competitive range of median, that is, between the 40th and 60th percentile of the peer group companies. As a result of the comprehensive analysis for FY 2021, two companies (Hurco Companies, Inc. and Proto Labs, Inc.) were added.

For FY 2022, the Compensation Committee has decided to keep the same peer group.

62	2021 PROXY STATEMENT

RISK IN COMPENSATION PROGRAMS

The Compensation Committee regularly monitors and reviews the executive compensation program to determine the program’s effectiveness at achieving the stated objectives and principles. In August 2021, the Compensation Committee conducted its annual review of the executive compensation policies and practices and assessed whether the current incentives could lead to excessive or inappropriate risk taking by the executives. Following the review, the Compensation Committee concluded that the Company’s executive compensation program elements, when considered both separately and as a whole, are not reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted the following factors:

▶

Compensation elements are mixed. The executive compensation program has a balanced mix of base salary, annual cash incentive awards and long-term equity incentive awards. The mix between the elements decreases the dependency on one form of compensation over other forms and thus provides executives with an incentive to perform at high levels, both in the short-term and long-term.

▶

Incentive award metrics contain both short and long-term goals. The annual incentive award is contingent upon the attainment of pre-established short-term corporate, business and financial objectives, while the long-term incentive award is based on long-term stock growth as well as the attainment of financial performance goals. This balance between short and long-term goals reduces the incentive to prioritize short-term performance at the expense of long-term growth.

▶

Short-term and long-term performance metrics differ. The performance metrics used to determine the amount of annual incentive awards are different than the performance metrics used to determine the amount of long-term incentive awards. This helps avoid excessive risk-taking to achieve one performance objective at the detriment of other objectives.

▶

Annual incentive awards are capped. The total annual incentive award is capped at 200% of target, which reduces the incentive to engage in unnecessarily risky behavior in any given year at the expense of long-term growth.

▶

Long-term incentives are completely equity-based. All long-term incentive awards are paid in the form of shares and are only paid if an executive remains employed with the Company at the time of vesting. This practice aligns the executive’s interests with those of shareholders and reduces the likelihood that an executive will act in a way that is detrimental to the long-term stock growth of the Company.

▶

Long-term performance metrics are based on corporate objectives. The performance metrics for long-term incentive awards are based on overall corporate performance rather than individual business unit performance. This reduces the risk that business unit heads will engage in conduct that inflates their business unit performance, but does not benefit the Company, as a whole, in the long-term.

▶

Incentives have performance thresholds. The annual incentive award and the PSUs granted under the LTIP and OIP have threshold payout levels, which ensures that incentive compensation is reduced or eliminated completely if the minimum performance levels are not achieved.

▶

Compensation is benchmarked. The Compensation Committee benchmarks compensation against the peer group to ensure that the compensation program elements and payout levels are consistent with industry practice.

▶

Compensation can be recouped. The Board is empowered to “claw-back” any portion of the annual or long-term incentive compensation attributable to misconduct or financial misstatement in the event of a financial restatement.

▶

Executives have ownership requirements. Our executives are subject to stock ownership guidelines, which require executives to maintain ownership of a certain amount of Company stock during their employment. This encourages executives to focus on sustainable long-term growth and aligns the interests of our executives with those of our shareholders.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Jeffrey S. Edwards, Chair

Charles H. Cannon, Jr.

Thomas E. Chorman

Michael A. Hickey

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

During FY 2021, the members of the Compensation Committee were Charles H. Cannon, Jr., Thomas E. Chorman, Jeffrey S. Edwards and Michael A. Hickey.

None of these directors have ever been an employee or officer of the Company. None of our executive officers serve as a member of the board of directors or on the compensation committee of any other entity that has had any executive officer serving as a member of our Board or Compensation Committee.

2021 PROXY STATEMENT	63

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table sets forth compensation information for fiscal years 2019, 2020 and 2021 for our Named Executive Officers – the individuals who served during FY 2021 as CEO and CFO and three other highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) [1]	Non-Equity Incentive Plan Compensation ($) [2]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [3]	All Other Compensation ($) [4]	Total ($)
David Dunbar President and CEO	2021	864,870	-	3,681,435	772,961	355,262	110,204	5,784,732
	2020	845,884	-	2,631,221	335,510	86,932	105,138	4,004,684
	2019	821,246	-	2,042,329	240,177	(2,274)	144,820	3,246,298

Ademir Sarcevic [5] Vice President, CFO and Treasurer	2021	433,675	-	894,037	396,649	949	26,638	1,751,948
	2020	336,521	200,000 [6]	1,218,302	149,400	-	93,896	1,998,119
	2019	-	-	-	-	-	-	-

Alan J. Glass Vice President, CLO and Secretary	2021	365,907	-	675,728	171,298	7,470	33,680	1,254,084
	2020	357,875	-	471,528	74,353	539	19,422	923,717
	2019	347,443	-	426,772	53,226	231	14,787	842,459

Paul C. Burns VP of Strategy and Business Development	2021	365,907	-	413,611	316,709	-	28,732	1,124,959
	2020	357,875	-	415,570	147,517	7,963	29,250	958,175
	2019	342,068	-	609,530	165,088	527	22,337	1,139,550

James Hooven [7] VP of Operations and Supply Chain	2021	334,950	-	189,251	253,561	-	15,840	793,602
	2020	123,749	25,000 [8]	299,950	83,531	-	7,175	539,405
	2019	-	-	-	-	-	-	-

1

This column includes the grant date fair value (calculated in accordance with FASB ASC 718) of the long-term incentive awards under the Company’s long-term incentive program (RSAs and PSUs) and RSUs that an executive received pursuant to a deferral election under the MSPP. The assumptions used in the valuation of the RSUs received pursuant to a deferral election under the MSPP were as follows:

Risk-free interest rate:	0.46%
Expected life of option grants:	3 years
Expected stock value volatility:	46.66%
Expected quarterly dividends:	$0.24 per share

The grant date fair value of these three separate equity awards is as follows:

	Grant Date Fair Value of Annual Incentive Deferred Pursuant to MSPP ($)	Grant Date Fair Value of Restricted Stock Awards under the OIP ($)	Grant Date Fair Value of Performance Share Unit Awards under the OIP ($)	Total ($)

David Dunbar	1,182,774	869,094	1,629,566	3,681,435

Ademir Sarcevic	151,737	329,924	412,376	894,037

Alan J. Glass	242,312	183,840	229,771	655,922

Paul C. Burns	-	183,840	229,771	413,611

James Hooven	-	84,098	105,152	189,251

64	2021 PROXY STATEMENT

1 (continued)

The value of performance-based awards is based on the probable outcome of the performance conditions as of the grant date. The payout for 2019 grants was 50.1 % of the target levels. The payout for 2020 and 2021 grants will be determined in 2022 and 2023, respectively. The outcome for 2019, 2020 and 2021 grants of performance-based awards was estimated at the target payout level, or 100%. The following table shows the grant date fair value of the performance share units granted in 2021 at the target level included in the Summary Compensation Table above and the potential maximum grant date fair value. As described in the Compensation Discussion and Analysis, awards have a maximum payout level of 200 % and are further subject to the TSR modifier, which, at its maximum level, can increase the payout by a further 25%, for a combined maximum payout level of 250 % of target.

	Grant Date Fair Value of Performance Share Awards under the OIP ($)	Potential Maximum Grant Date Fair Value ($)
David Dunbar	1,629,566	4,073,916
Ademir Sarcevic	412,376	1,030,939
Alan J. Glass	229,771	574,427
Paul C. Burns	229,771	574,427
James Hooven	105,152	262,881

2

This column shows the amounts earned in cash under our annual incentive opportunity. Some of our Named Executive Officers elected to defer a portion of their annual incentive award under the MSPP. The values of these deferrals are contained in the stock awards column and further explained above in footnote (1).

3

This column includes the above-market earnings of the Named Executive Officer’s accumulated benefit under the Standex Deferred Compensation Plan. None of the Named Executive Officers have any accumulated benefits under the now-frozen Standex pension plans.

4	This column includes the following compensation:

	401(k) Contributions ($)	Non-qualified Deferred Compensation Contribution ($)	Life Insurance Premium ($)	Perquisites & Personal Benefits ($) [a]	Total ($)
David Dunbar	14,500	62,295	13,407	20,003	110,204
Ademir Sarcevic	9,698	3,230	1,710	12,000	26,638
Alan J. Glass	10,240	6,538	4,902	12,000	33,680
Paul C. Burns	12,917	13,085	2,731	-	28,732
James Hooven	12,528	1,159	2,154	-	15,840

a

Mr. Dunbar has an automobile allowance of which he used $16,627.73. Mr. Dunbar also received tax preparation reimbursement in the amount of $3,375. Mr. Sarcevic and Mr. Glass have an automobile allowance of $12,000. No other Named Executive Officer received total perquisites and personal benefits exceeding $10,000.

5	Mr. Sarcevic became employed by the Company on September 9, 2019.

6	Under his employment agreement, Mr. Sarcevic received a cash payment of $200,000 as a sign-on bonus.

7	Mr. Hooven became employed by the Company on February 17, 2020.

8	Under his employment agreement, Mr. Hooven received a cash payment of $25,000 as a sign-on bonus.

2021 PROXY STATEMENT	65

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information with respect to FY 2021 plan-based awards granted to our Named Executive Officers for the year ended June 30, 2021.

	Grant Date	Action Date [1]	Estimated Future Payouts Under Non-Equity Incentive Plan Awards [2]			Estimated Payouts Under Equity Incentive Plan Awards [3]			All Other Stock Awards: Number of Shares of Stock or Units [4]	Total ($) [5]
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
David Dunbar
Annual Incentive			456,293	912,587	1,825,173
OIP - PSU	9/6/20					13,855	27,709	55,418		1,629,566
OIP - RSA	9/6/20								14,778	869,094
Ademir Sarcevic
Annual Incentive			142,968	285,935	571,870
OIP - PSU	9/6/20					3,506	7,012	14,024		412,376
OIP - RSA	9/6/20								5,610	329,924
Alan J. Glass
Annual Incentive			101,120	202,241	404,481
OIP - PSU	9/6/20					1,954	3,907	7,814		229,771
OIP - RSA	9/6/20								3,126	183,840
Paul C. Burns
Annual Incentive			101,120	202,241	404,481
OIP - PSU	9/6/20					1,954	3,907	7,814		229,771
OIP - RSA	9/6/20								3,126	183,840
James Hooven
Annual Incentive			75,735	151,470	302,940
OIP - PSU	9/6/20					894	1,788	3,576		105,152
OIP - RSA	9/6/20								1,430	84,098

1	The date on which the Compensation Committee took action for the grant of all of the plan-based awards was 8/26/2020.

2

The amounts in these columns indicate the threshold, target and maximum amounts payable under the annual incentive opportunity prior to deducting any amounts the named executive officers elected to defer under the MSPP. Most of our Named Executive Officers elected to defer a portion of their annual incentive opportunity under the MSPP. The annual incentive opportunity amounts are based on the achievement of specific financial performance metrics and individual strategic goals. The annual incentive opportunity metrics are discussed under “Annual Incentive Opportunity” on page 51. Payouts range from 50% of target for the attainment of threshold levels to 200% of target for the attainment of superior performance levels. If threshold levels are not met, no annual incentive opportunity is paid. The amount the executives actually received and the amounts they elected to defer for fiscal year 2021 are discussed under the “Annual Incentive Opportunity” and “Management Stock Purchase Plan” sections of the CD&A.

3

The amounts in these columns indicate the threshold, target and maximum amounts payable under the OIP for PSUs. The OIP PSU amounts are based on the achievement of specific financial performance metrics over a three-year performance period. Payouts range from 50% of target for the attainment of threshold levels, to 200% of target for the attainment of superior performance levels, subject to a TSR modifier, as explained in the CD&A. If threshold levels are not met, no PSUs are awarded.

4	The amounts shown in this column reflect the number of RSAs granted to each Named Executive Officer pursuant to the OIP.

5	These amounts represent the grant date fair value, as determined under FASB ASC Topic 718. For the PSU awards under the OIP, the fair value assumes performance and payout at the target level.

66	2021 PROXY STATEMENT

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to equity awards that were outstanding as of June 30, 2021. The Company has not awarded stock options since 2003 and there are no outstanding option awards.

		Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#) [1]	Market Value of Shares or Units of Stock That Have Not Vested ($) [2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [4]
David Dunbar	54,956	4,282,411	91,744	8,707,423
Ademir Sarcevic	13,658	1,258,947	22,870	2,170,592
Alan J. Glass	11,872	921,937	12,936	1,227,756
Paul C. Burns	11,611	966,732	12,936	1,227,756
James Hooven	3,870	367,302	3,576	339,398

1

The outstanding stock awards presented in this column include: RSAs awarded under the OIP and LTIP, which remain subject to service-based vesting conditions; PSUs awarded in FY 2019 under the LTIP, which have been earned (and are included at the earned payout percentage) but are subject to service-based vesting conditions; RSUs granted pursuant to an MSPP deferral; and discretionary RSA grants. These awards are scheduled to vest as follows:

Vest Date	David Dunbar	Ademir Sarcevic	Alan J. Glass	Paul C. Burns	James Hooven

9/6/2021	20,565	1,870	4,473	5,740	1,291

9/9/2021	-	2,760	-	-	-

2/17/2022	-	-	-	-	2,440

9/6/2022	21,692	6,293	4,635	4,402	477

9/6/2023	12,699	2,735	2,764	1,469	477
Total	54,956	13,658	11,872	11,611	4,685

2

The market values in this column are calculated using a price of $94.91 per share, the closing price of the Company’s common stock on June 30, 2021, less the value of an executive’s deferral under the MSPP.

3

The shares presented in this column are performance share units granted in fiscal years 2020 and 2021 for the three-year performance periods ending on June 30, 2022 and June 30, 2023, respectively. These units will vest if certain targets are met during the applicable performance period. See “Long-Term Incentive Plan” starting on page 55 for more information. For both FY 2020 PSUs and FY 2021 PSUs, the number of shares reported in this column are based on achieving the “superior” level of performance because our financial performance for both performance periods through June 30, 2021 indicated performance above target levels.

4	The values shown in this column are calculated using a price of $94.91 per share, the closing price of the Company’s common stock on June 30, 2021.

2021 PROXY STATEMENT	67

OPTIONS EXERCISED AND STOCK VESTED

The following table sets forth information about option exercises and the vesting of stock during the fiscal year. The Company has not awarded stock options since 2003, so no options are reported. The stock vested during the fiscal year represents PSUs and RSAs granted under the LTIP and RSUs granted from an MSPP deferral.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) [1]
David Dunbar	15,303	744,056
Ademir Sarcevic	4,700	277,300
Alan J. Glass	3,395	166,736
Paul C. Burns	4,424	246,638
James Hooven	1,626	151,998

1

The value realized on vesting for the three stock categories was calculated as follows. For PSUs and RSAs granted under the LTIP that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date. For RSUs issued pursuant to an MSPP deferral that vested during the year, the number of shares that vested was multiplied by the closing price of our stock on the vest date less the value the executive paid under the deferral.

PENSION BENEFITS

The Company’s two pensions plans, the Standex Retirement Plan and the Standex Supplemental Retirement Plan, were frozen as to future benefit accruals and new participants on December 31, 2007. All of our Named Executive Officers became employed with the Company after this date and are not accruing benefits under either of these plans.

68	2021 PROXY STATEMENT

NONQUALIFIED DEFERRED COMPENSATION

The following table contains compensation information relating to the Company’s nonqualified deferred compensation plan. For a description of the Standex Deferred Compensation Plan, including material factors, see “Standex Deferred Compensation Plan” on page 58.

Name	Executive Contributions in Last FY ($) [1]	Registrant Contributions in Last FY ($) [2]	Aggregate Earnings in Last FY ($) [3]	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE ($) [4]

David Dunbar	62,294	62,295	390,191	-	1,397,173

Ademir Sarcevic	-	3,230	1,068	-	4,770

Alan J. Glass	10,695	6,538	8,594	-	44,931

Paul C. Burns	13,085	13,085	(458)	-	89,564

James Hooven	-	1,159	26	-	1,185

1	All amounts in this column are included in the salary and non-equity incentive plan compensation columns of the “Summary Compensation Table” above.

2	All amounts in this column are included in the other compensation column and detailed in footnote (4) of the “Summary Compensation Table” above.

3

The amount of aggregate earnings is reported in the change in pension value and nonqualified deferred compensation earnings column of the Summary Compensation Table to the extent the aggregate earnings exceeded 120% of the applicable federal rate or a loss was reported. The reported amounts are as follows:

Above-Market Earnings Reported in Summary Compensation Table ($)

David Dunbar	355,262

Ademir Sarcevic	949

Alan J. Glass	7,470

Paul C. Burns	-

James Hooven	-

4	The aggregate balance includes amounts that were reported in previous Summary Compensation Tables as follows:

Amounts Previously Reported ($)

David Dunbar	777,337

Ademir Sarcevic	490

Alan J. Glass	17,829

Paul C. Burns	62,034

James Hooven	-

2021 PROXY STATEMENT	69

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT AGREEMENTS

The following table lists the compensation and benefits that an executive would generally be provided in various scenarios involving a termination of employment. The amounts denoted in the table are for the CEO, Mr. Dunbar. Where the amounts or time periods differ between Mr. Dunbar and the other executives, the differences are explained in a footnote.

Termination Scenario
Compensation Element	Death	Disability [1]	Retirement [2]	Termination with Cause [3]	Termination without Cause [4]	Termination due to Change in Control [5]

Base Salary	Ceases immediately	Continuation for 2 years [6]	Ceases immediately	Ceases immediately	Continuation for 2 years [7]	Ceases immediately

Severance Pay	None	None	None	None	None	Lump sum equal to 3 times base salary [8]

Annual Incentive	Prorated for the year	Prorated for the year	Prorated for the year	None	None	Lump sum equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award [9]

Restricted Stock [10]	Awards vest immediately	Awards vest immediately	Awards vest immediately	Forfeited	Forfeited	Awards vest immediately

PSUs [11]	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Awards are prorated and vest in normal course	Forfeited	Forfeited	Awards vest immediately

Deferred Compensation [12]	Payable immediately	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Distributions commence after 6 months per participants election	Payable immediately

Health, Welfare and Other Benefits	None	Medical and dental coverage for 1 year [13]	None	None	Medical and dental coverage for 1 year [14]	Life insurance and medical benefits coverage for 3 years [15]

1

Disability is defined as a condition where the executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

2

Retirement is defined as a voluntary termination of employment when either (i) the executive has reached age 55 and has at least 10 years of service with Standex, or (ii) the executive has reached age 65.

3

Termination with cause, under the terms of the executives’ employment agreements, is defined as a termination by Standex for the executive’s material breach of the employment agreement. A material breach is (i) an act of dishonesty which is intended to enrich the executive at the Company’s expense, or (ii) the willful, deliberate and continuous failure to perform the executive’s duties after being properly demanded to do so.

4	Termination without cause is a termination by Standex where the executive has not committed a material breach of the employment agreement.

5

A change in control is defined as an event where (i) any person or group (as used in sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act), directly or indirectly, of at least a majority of the equity securities of Standex entitled to vote for members of the Board of Directors; (ii) Standex is a party to a merger or consolidation, which results in Standex voting securities representing less than a majority of the resulting voting securities; (iii) the sale or disposition of all or substantially all of Standex’s assets; or (iv) a greater than 75% change in the composition of the Board of Directors during a consecutive 12-month period.

70	2021 PROXY STATEMENT

5 (continued)

An executive would be entitled to the payments described in this column after such a change in control only if, within 2 years of the change in control, either (i) the executive is terminated without cause,(a) or (ii) the executive voluntarily terminates their employment for “good cause.” (b)

(a)

Termination without cause is any termination by Standex other than a termination where there is conclusive evidence of substantial and indisputable intentional personal malfeasance in office, such as a conviction for embezzlement of Standex funds.

(b)

Good cause for Mr. Dunbar is defined as any of the following: (i) the assignment to any position other than President & CEO; (ii) any change in the reporting relationship such that he is no longer reporting solely to the Board of Directors; (iii) any reduction in the budget which results in him no longer having 100% control over the budget; (iv) any material diminution of base salary or incentive compensation; (v) any change in the location of employment to a location greater than 10 miles from the present location; and (vi) any other action or inaction of Standex that constitutes a material breach of the employment agreement.

Good cause for the other executives is defined as any of the following: (i) a change in their general area of responsibility; (ii) a change in their title; (iii) a change in the place of employment; and (iv) a decrease in base salary or diminished benefits.

6

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. Mr. Glass and Mr. Burns’ employment agreements provide for a continuation of base salary for a period of 1 year. Mr. Sarcevic and Mr. Hooven do not receive a continuation of base salary upon termination due to a disability.

7

Mr. Dunbar’s employment agreement provides for a continuation of base salary for a period of 2 years up to the IRS compensation limit specified in IRC Section 401(a)(17), with the excess payable immediately upon termination. The other executives’ employment agreements provide for a continuation of base salary for a period of 1 year.

8

Mr. Dunbar’s employment agreement provides for a lump sum severance payment in the amount of 3 times his then-current base salary. The remaining executives’ employment agreements provide for a lump sum severance payment in the amount of 2 times their then-current base salary.

9

Mr. Dunbar’s employment agreement provides for an annual incentive payment equal to 3 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award. The remaining executives’ employment agreements provide for an annual incentive payment equal to 2 times the higher of (i) the most recent annual incentive award or (ii) the current FY’s target incentive award.

10	Included in the restricted stock category are both RSAs that an executive received pursuant to a grant under the LTIP or OIP and RSUs that an executive received pursuant to a deferral under the MSPP.

11

For PSUs, except in the case of a termination for cause, without cause or due to a change in control, the PSUs are converted to shares of unrestricted stock once the performance period has ended and the Compensation Committee has determined the requisite payout in accordance with the performance levels. The number of PSUs that is converted is prorated to the date of the executive’s termination.

12	See the “Standex Deferred Compensation Plan” section on page 58 for more information about the plan and distribution options.

13

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

14

Mr. Dunbar’s employment agreement provides for a continuation of medical and dental benefits for a period of 1 year. The other executives’ employment agreements do not provide for any health or welfare benefit continuation.

15

Mr. Dunbar’s employment agreement provides for a continuation of medical and life insurance benefits for a period of 3 years. The other executives’ employment agreements provide for a continuation of medical and life insurance benefits for a period of 2 years.

2021 PROXY STATEMENT	71

QUANTIFICATION OF POTENTIAL PAYMENTS

The following table contains compensation information relating to the potential payments that an executive would receive in the various scenarios described above if the executive was terminated due to a triggering event on June 30, 2021. All such potential payments are largely based on the executive’s employment agreement with the Company, with the remaining payments based on award agreements under the LTIP or OIP.

Triggering Event	Compensation Component	Payout ($) [1]
		David Dunbar	Ademir Sarcevic	Alan J. Glass	Paul C. Burns	James Hooven
Death	Annual Incentive	1,545,922	495,811	342,595	316,709	253,561
	Acceleration of Outstanding Equity Awards	4,282,398	1,258,947	921,900	966,694	444,653
	Pro-rata Performance Share Vesting [2]	4,501,690	1,003,389	648,684	648,684	113,133
	Total	10,330,009	2,758,147	1,913,179	1,932,087	811,347

Disability	Termination Payment - Salary	1,738,260	439,900	367,710	367,710	336,600
	Annual Incentive	1,545,922	495,811	342,595	316,709	253,561
	Acceleration of Outstanding Equity Awards	4,282,398	1,258,947	921,900	966,694	444,653
	Pro-rata Performance Share Vesting [2]	4,501,690	1,003,389	648,684	648,684	113,133
	Health &Welfare Benefits	12,412	-	-	-	-
	Total	12,080,681	3,198,047	2,280,889	2,299,797	1,147,947

Retirement	Annual Incentive	1,545,922	495,811	342,595	316,709	253,561
	Acceleration of Outstanding Equity Awards	4,282,398	1,258,947	921,900	966,694	444,653
	Pro-rata Performance Share Vesting [2]	4,501,690	1,003,389	648,684	648,684	113,133
	Total	10,330,009	2,758,147	1,913,179	1,932,087	811,347

Termination Without Cause by the Company	Termination Payment -Salary	1,738,260	439,900	367,710	367,710	336,600
	Health &Welfare Benefits	12,412	-	-	-	-
	Total	1,750,672	439,900	367,710	367,710	336,600
Change in Control [3]	Termination Payment - Salary	2,607,390	879,800	735,420	735,420	673,200
	Termination Payment - Annual Incentive	2,737,760	571,870	404,481	404,481	302,940
	Acceleration of Outstanding Equity Awards [4]	8,636,109	2,344,243	1,535,778	1,580,572	614,352
	Health & Welfare Benefits	48,801	39,871	39,871	42,144	39,853
	Total	14,030,060	3,835,784	2,715,550	2,762,617	1,630,345

1	The payout values for equity awards are based on the closing price of the Company’s stock on June 30, 2021 ($94.91).

2	The pro-rata performance share vesting is based on the following:
For 2019 PSU awards, the number of shares used in the calculation is based on the certified performance percentage of 50.74%.

For 2020 PSU awards, the number of shares used in the calculation is based on achievement of superior performance and pro-rated at 2⁄3 since the termination event is 2⁄3 of the way through the performance period.

For 2021 PSU awards, the number of shares used in the calculation is based on achievement of superior performance and pro-rated at 1⁄3 since the termination event is 1⁄3 of the way through the performance period.

3

Upon a change in control, if the termination payments are triggered and exceed the amounts prescribed under IRC Section 280G such that the Company will be required to pay a tax under IRC Section 4999, the payment will be reduced to an amount such that the payment does not exceed IRC Section 280G.

4

Upon a change in control, outstanding RSAs under the OIP and LTIP and RSUs awarded under the MSPP immediately vest at awarded amounts. For PSUs in general, outstanding awards vest at the higher of target or actual performance through the CIC event. For purposes of the caluclation, 2019 PSU awards, the number of shares is based on the certified performance percentage of 50.74%, while for 2020 and 2021 PSU awards, the number of shares is based on target.

72	2021 PROXY STATEMENT

QUESTIONS & ANSWERS

VOTING Q&A

HOW CAN I VOTE & HOW MANY VOTES DO I HAVE?

Shareholders at the close of business on August 31, 2021 are entitled to vote. As of the record date, there were 12,135,849 shares outstanding. You may vote the shares you own directly in your name as a shareholder of record, shares you hold through Standex benefit plans and shares held for you as a beneficial owner through a broker, bank or other nominee (shares held in “street name”). Each share is entitled to one vote.

HOW CAN I CHANGE MY VOTE?

You may change your vote by revoking your proxy at any time before it has been exercised by:

▶   Delivering a written notification to our Corporate Secretary that you are revoking your proxy;

▶    Delivering a revised proxy dated later than the proxy you are revoking;

▶   Voting again by Internet or telephone until 12:00 a.m. EDT, on October 26, 2021;

▶    Attending the Annual Meeting and voting in person.

WHAT IS A QUORUM?

A quorum is necessary to conduct business at the Annual Meeting. A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting and represented either in person or by proxy constitutes a quorum. Your shares are counted as present if you have voted. If you abstain from voting, your shares are counted as present in determining a quorum. Broker non-votes are counted as present in determining a quorum.

WHAT ARE BROKER NON-VOTES?

A broker non-vote occurs when a bank, broker or other nominee of share held in street name is represented at the Annual Meeting either in person or by proxy, but has not received instructions from the beneficial owner on how to vote the shares and cannot or chooses not to vote the shares. We strongly encourage shareholders who own shares in street name to instruct their bank, broker or other nominee on how to vote.

HOW ARE THE VOTES COUNTED?

The Company has engaged EQ Proxy Services to assist in soliciting proxies to establish the necessary quorum. Tabulation for the quorum shall be handled by EQ Proxy Services, which receives $5,500 as payment for their services, in addition to additional disbursements.

Official tabulation of voted proxies will be handled by Computershare, the Company’s transfer agent.

2021 PROXY STATEMENT	73

WHAT IS HOUSEHOLDING?

As permitted by the Securities and Exchange Act of 1934, and to reduce the expenses of delivering duplicate proxy materials, we deliver one Notice and, if applicable, Annual Report on Form 10-K and Proxy Statement, to multiple shareholders sharing the same mailing address unless otherwise requested. This is known as “householding.”

We will promptly send a separate Annual Report on Form 10-K and Proxy Statement to a shareholder at a shared address upon request at no cost. Shareholders with a shared address may also request that we send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to the delivery of proxy materials may be made by calling Investor Relations at (603) 893-9701 or writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Investor Relations

Shareholders who hold shares in “street name” (as described above) may contact their brokerage firm, bank or other nominee to request information about this householding procedure.

COMMUNICATIONS, SHAREHOLDER PROPOSALS & NOMINATIONS AND COMPANY DOCUMENTS

HOW CAN I COMMUNICATE WITH THE COMPANY’S DIRECTORS?

The Board welcomes input and suggestions from shareholders and interested parties. Shareholders may communicate with the Board or any member of the Board by writing to the following address and addressing the correspondence accordingly:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Governance Officer

Alternatively, shareholders may send an email to boardofdirectors@standex.com and specify the director, committee or group to be contacted in the message line.

Communications with the Board are distributed by the Corporate Governance Officer. The Corporate Governance Officer uses his or her discretion in determining whether to forward communications to the Board. Communications that are unrelated to the duties and responsibilities of the Board will not be distributed. Such items include, but are not limited to:

▶	spam
▶	junk mail and mass mailings
▶	product complaints or inquiries
▶	new product suggestions
▶	resumes and other forms of job inquiries
▶	surveys
▶	business solicitations or advertisements

In addition, material that is trivial, obscene, unduly hostile, threatening or illegal or similarly unsuitable items will be excluded; however, any communication that is excluded will be made available to any independent, non-employee director upon request.

HOW CAN I SUBMIT A SHAREHOLDER PROPOSAL OR DIRECTOR NOMINATION?

In accordance with Rule 14a-8 of the Exchange Act, certain shareholder proposals may be eligible for inclusion in our 2022 Proxy Statement. All shareholder proposals must comply with the requirements of Rule 14a-8 and must be received by our Corporate Secretary, in writing, no later than May 12, 2022. We strongly encourage any interested shareholder to contact our Corporate Secretary prior to the deadline to discuss the proposal. Submission of a proposal does not guarantee that it will be included in our Proxy Statement.

Shareholders may also nominate a director nominee for election at our 2022 annual meeting by following the provisions of the Company’s By-Laws. All nomination and supporting materials must comply with the requirements set forth in our By-Laws. Notice of such a nomination must be received by our Corporate Secretary, in writing, between May 12, 2022 and June 10, 2022. However, if the 2022 annual meeting is held more than 30 days before or more than 90 days after the anniversary of the 2021 Annual Meeting, the shareholder must submit the notice either (i) by 120 calendar days prior to the 2022 annual meeting or (ii) within 10 calendar days following the date on which the public announcement of the date of the 2022 annual meeting is made.

Shareholders do not have to include their proposals in our Proxy Statement for them to be heard. Proposals may be introduced at our 2022 annual meeting from the floor. Notice of these proposals must be provided to our Corporate Secretary between May 12, 2022 and June 10, 2022 and must comply with the requirements set forth in our By-Laws.

The Company’s By-Laws are available on our website by going to ir.standex.com and clicking on “Governance” and then clicking on “Organizational Documents.” To make a submission or to request a copy of the Company’s By-Laws, shareholders should contact our Corporate Secretary at the following address:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, New Hampshire 03079

Attention: Corporate Secretary

We strongly encourage shareholders to seek advice from knowledgeable legal counsel and contact the Corporate Secretary before submitting a proposal or nomination.

74	2021 PROXY STATEMENT

HOW CAN I REQUEST DOCUMENTS?

Both this Proxy Statement and the Annual Report on Form 10-K may be viewed online at: www.envisionreports.com/SXI and on Standex’s website at ir.standex.com/annual-reports.

Shareholders may obtain print or emailed copies, free of charge, of this Proxy Statement, Annual Report on Form 10-K, the Codes of Conduct, Committee Charters or the Corporate Governance Guidelines by writing to:

Standex International Corporation

23 Keewaydin Drive, Suite 300

Salem, NH 03079

Attention: Investor Relations Department

Shareholders may also call Standex’s Investor Relations at (603) 893-9701 to request copies. Alternatively, print copies can also be requested by e-mailing the request to investorrelations@standex.com. All requests will be fulfilled within 3 business days of receipt and copies will be sent via first class mail.

HELPFUL RESOURCES

ANNUAL MEETING
Proxy & Supplemental Materials	ir.standex.com/annual-reports
Online voting for registered shareholders	www.envisionreports.com/sxi

BOARD OF DIRECTORS
Standex Board	ir.standex.com/board-of-directors
Board Committees	ir.standex.com/board-committees
Audit Committee Charter	ir.standex.com/committee-charters
Compensation Committee Charter	ir.standex.com/committee-charters
Nominating and Corporate Governance Committee Charter	ir.standex.com/committee-charters

FINANCIAL REPORTING
Earnings & Financial Reports	ir.standex.com/quarterly-results

STANDEX
Corporate Website	www.standex.com
Leaders	www.standex.com/about/management
Investor Relations	ir.standex.com

GOVERNANCE DOCUMENTS
By-Laws	ir.standex.com/organizational-documents
Certificate of Incorporation	ir.standex.com/organizational-documents
Code of Conduct	ir.standex.com/policies
Code of Ethics for Senior Financial Management	ir.standex.com/policies
Corporate Governance Guidelines	ir.standex.com/organizational-documents

ACRONYMS
BPP	Balanced Performance Plan
CIC	Change in Control
CLO	Chief Legal Officer
DE&I	Diversity, Equity & Inclusion
EBIT	Earnings Before Income Tax
EBITDA	Earnings Before Income Tax, Depreciation & Amortization
EPS	Earnings Per Share
ESG	Environment, Social & Governance
GAAP	Generally Accepted Accounting Principles
IRC	Internal Revenue Code
IRR	Internal Rate of Return
IRS	Internal Revenue Service
LTIP	2008 Long-Term Incentive Plan
MSPP	Management Stock Purchase Plan
N&CG	Nominating & Corporate Governance
NEO	Named Executive Officer
NYSE	NewYork Stock Exchange
OIP	2018 Omnibus Incentive Plan
PCAOB	Public Company Accounting Oversight Board
PSUs	Performance Share Units
ROIC	Return on Invested Capital
RSAs	Restricted Stock Awards
RSUs	Restricted Stock Units
SEC	Securities and Exchange Commission
TSR	Total Shareholder Return
TRIR	Total Recordable Incident Rate

2021 PROXY STATEMENT	75

MMMMMMMMMMMM MM MMMMMMMMMMMM C123456789 000000000.000000 ext 000000000.000000 ext 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext Your vote matters – here’s how to vote! MR A SAMPLE You may vote online or by phone instead of mailing this card. DESIGNATION (IF ANY) ADD 1 Votes submitted electronically must be ADD 2 received by October 26, 2021 at 12:00 A.M., ADD 3 Eastern Time. ADD 4 MMMMMMMMM ADD 5 Online ADD 6 Go to www.envisionreports.com/SXI or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1- 800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. www.envisionreports.com/SXI Annual Meeting Proxy Card 1234 5678 9012 345 qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, 1 YEAR on A Proposal 4 and FOR Proposal 5. + 1. To set the size of the Board at 8 Directors, and to Elect Directors Class I—For three-year terms expiring in 2024 For Against Abstain For Against Abstain For Against Abstain 01—Robin J. Davenport 02—Jeffrey S. Edwards 03—B. Joanne Edwards Class II – For a two-year term expiring in 2023 For Against Abstain 04—Charles H. Cannon, Jr. 2. To approve an Amendment and Restatement of the 2018 For Against Abstain 3. To conduct an advisory vote on the total compensation paid to For Against Abstain Omnibus Incentive Plan to add 400,000 additional shares and executives of the Company. amend Sec. 4(a). 4. To select, on an advisory basis, the frequency of 1 Year 2 Years 3 Years Abstain 5. To ratify the appointment of Deloitte & Touche LLP by the Audit future stockholder advisory votes to approve Committee of the Board of Directors as the independent auditors executive compensation. of the Company for the fiscal year ending June 30, 2022. To transact such other business as may come before the meeting. B Authorized Signatures — This section must be completed for your vote to be counted. Date and Sign Below Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If shares are held jointly, each holder should sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMM 1PCF 51 1883 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 03I2HB

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SXI IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. REVOCABLE PROXY — Standex International Corporation + ANNUAL MEETING OF STOCKHOLDERS OCTOBER 26, 2021 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder of record hereby appoints David A. Dunbar and Alan J. Glass, and either of them, with full power of substitution, as Proxies for the stockholder, to attend the Annual Meeting of the Stockholders of Standex International Corporation (the “Company”), to be held at the Standex International Corporation Headquarters, 23 Keewaydin Drive, Suite 300, Salem NH 03079, on Tuesday, October 26, 2021 at 9:00 a.m., local time, and any adjournments thereof, and to vote all shares of the common stock of the Company that the stockholder is entitled to vote upon each of the matters referred to in this Proxy and, at their discretion, upon such other matters as may properly come before this meeting. In connection with those shares (if any) held by me as a participant in the Standex Retirement Savings Plan (the “Plan”), I hereby direct the trustee of the Plan in which I participate to vote all vested shares allocated to my account under such Plan on August 31, 2021 in accordance with the instructions on the reverse side of this proxy card or, if no instructions are given, in accordance with the Board of Directors’ recommendations, on all items of business to come before the Annual Meeting of Stockholders to be held on October 26, 2021 or any adjournment thereof. Your voting instructions will be kept confidential from the officers, directors and employees of the Company. Under the Plan, the shares for which no signed proxy card is returned or for which any instructions are not timely received or are improperly executed shall be voted by the trustee in the same proportions on each Proposal for which properly executed instructions were timely received. This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder of record. If no direction is made, this Proxy will be voted FOR all nominees listed in Proposal 1, FOR Proposal 2, FOR Proposal 3, 1 YEAR on Proposal 4 and FOR Proposal 5. PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE BY TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. (Continued, and to be marked, dated and signed, on the other side) C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. +

APPENDIX A: 2018 OMNIBUS INCENTIVE PLAN, AS AMENDED AND RESTATED

SECTION 1.    GENERAL PURPOSE OF THE PLAN

The purpose of this Standex International Corporation 2018 Omnibus Incentive Plan (the “Plan”) is to encourage and enable officers and employees of, and other persons providing services to, Standex International Corporation (the “Company”) and its Affiliates to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

If this Plan is approved by shareholders, then thereafter no grants shall be made under the Standex International Corporation 2008 Long-Term Incentive Plan (“2008 Plan”).

SECTION 2.    DEFINITIONS

The following terms shall be defined as set forth below:

“2008 Plan” has the meaning set forth in Section 1 above.

“Affiliate” means a parent corporation, if any, and each subsidiary corporation of the Company, as those terms are defined in Section 424 of the Code.

“Award” or “Awards”, except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock Awards, Restricted Stock Unit Awards, Unrestricted Stock Awards, Performance Cash Awards, and Stock Appreciation Rights, in each case subject to the terms of the Plan.

“Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

“Board” means the Board of Directors of the Company.

“Cause” shall mean, what the term is expressly defined to mean in a then-effective written agreement (including an Award Agreement) between a Participant and the Company or any Affiliate or in any Company severance policy to which a Participant is subject, or in the absence of any such agreement, policy or definition means, in the judgment of the Committee (i) a material breach by the Participant of any agreement to which the Participant and the Company (or any such Affiliate) are parties, (ii) any act (other than Retirement) or omission to act by the Participant that may have a material and adverse effect on the business of the Company, such Affiliate or any other Affiliate or on the Participant’s ability to perform services for the Company or any such Affiliate, including, without limitation, the commission of any crime (other than an ordinary traffic violation), or (iii) any material misconduct or material neglect of duties by the Participant in connection with the business or affairs of the Company or any such Affiliate.

“Change in Control” shall mean the occurrence of any one of the following events:

(a)

any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) becomes, after the Effective Date of this Plan, a “beneficial owner” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities; or

78	2021 PROXY STATEMENT

(b)

the consummation of (A) a merger or consolidation of the Company with any other corporation or other entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than eighty percent (80%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no “person” (as hereinafter defined) acquires more than 50% of the combined voting power of the Company’s then outstanding securities, or (B) the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(c)	the stockholders of the Company approve a plan of complete liquidation of the Company; or

(d)

individuals who, as of the Effective Date, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act) shall be, for purposes of this Section, considered a member of the Incumbent Board.

Notwithstanding the foregoing, solely for purposes of an Award subject to Section 409A of the Code, if the Award provides for a change in the time or form of payment upon a Change in Control or provides for the payment of the Award upon a Change in Control, then no Change in Control shall be deemed to have occurred upon an event described immediately above unless the event would also constitute a permissible payment event under Code Section 409A and treasury regulation 1.409A-3(i)(5). For avoidance of doubt, this paragraph shall not apply for purposes of determining whether an Award, in whole or in part, has vested and become nonforfeitable upon or in connection with an event or events described in paragraphs (a) through (d) above.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” shall have the meaning set forth in Section 3.

“Disability” means disability as set forth in Section 22(e)(3) of the Code.

“Effective Date” means the date on which the Plan is approved by shareholders of the Company as set forth in Section 18.

“Eligible Person” shall have the meaning set forth in Section 5.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” on any given date means the closing price per share of the Stock on such date as reported by the New York Stock Exchange (“NYSE”) or such other registered national securities exchange on which the Stock is listed; provided, that, if there is no trading on such date, Fair Market Value shall be deemed to be the closing price per share on the last preceding date on which the Stock was traded. If the Stock is not listed on any registered national securities exchange, the Fair Market Value of the Stock shall be determined in good faith by the Committee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Non-Employee Director” means any director who: (i) is not currently an officer of the Company or an Affiliate, or otherwise currently employed by the Company or an Affiliate, (ii) does not receive compensation, either directly or indirectly, from the Company or an Affiliate, for services rendered as a consultant or in any capacity other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K promulgated by the SEC, (iii) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K, (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Rule 404(b) of Regulation S-K, and (v) is an “independent director” as defined in the Listed Company Manual of the NYSE or the applicable rules of such other registered national securities exchange on which the Stock is listed.

“Non-Statutory Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means an Award granted pursuant to Section 6, as described therein.

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“Outside Director” means any director who (i) is not an employee of the Company or of any “affiliated group,” as such term is defined in Section 1504(a) of the Code, which includes the Company (an “Affiliated Group Member”), (ii) is not a former employee of the Company or any Affiliated Group Member who is receiving compensation for prior services (other than benefits under a tax-qualified retirement plan) during the Company’s or any Affiliated Group Member’s taxable year, (iii) has not been an officer of the Company or any Affiliated Group Member, (iv) does not receive remuneration from the Company or any Affiliated Group Member, either directly or indirectly, in any capacity other than as a director, and (v) otherwise meets the standards for an “independent director” as set forth in applicable New York Stock Exchange listed company standards.

“Participant” means any Eligible Person who has been granted and holds an outstanding Award.

“Performance Cash Award” means an Award granted pursuant to Section 9, as described therein.

“Restricted Stock Award” means an Award granted pursuant to Section 7, as described therein.

“Restricted Stock Unit Award” means an Award granted pursuant to Section 7, as described therein.

“Retirement” means termination of employment or service on or after the date the Participant has either attained age fifty-five (55), provided that the Participant has had at least 10 years of employment or service with the Company or an Affiliate, or age sixty-five (65).

“SEC” means the Securities and Exchange Commission or any successor authority.

“Stock” means the common stock, $1.50 par value per share, of the Company, subject to adjustments pursuant to Section 4.

“Stock Appreciation Right or SAR” means an Award granted pursuant to Section 10.

“Substitute Award” means an Award granted pursuant to Section 4(f).

“Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or an Affiliate to render such services.

“Unrestricted Stock Award” means Awards granted pursuant to Section 8.

SECTION 3.    ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS.

(a)

Committee. It is intended that the Plan shall be administered by the Compensation Committee of the Board (the “Committee”), consisting of not less than three (3) persons each of whom qualifies as an Outside Director and a Non-Employee Director, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any member of the Committee does not satisfy the requirements to be an Outside Director or a Non-Employee Director. Except as specifically reserved to the Board under the terms of the Plan, and subject to any limitations set forth in the charter of the Committee, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company.

(i)	Powers of Committee. The Committee shall have the power and authority to grant and modify Awards consistent with the terms of the Plan, including the power and authority:

(ii)	to select the Eligible Persons to whom Awards may from time to time be granted;

(iii)

to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Statutory Stock Options, Restricted Stock, Unrestricted Stock, Restricted Stock Units and Stock Appreciation Rights, Performance Cash Award or any combination of the foregoing, granted to any one or more Eligible Persons;

(iv)	to determine the number of shares of Stock to be covered by any Award;

(v)

to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the form of written instruments evidencing the Awards and to approve any agreements modifying the terms and conditions of any Awards; provided, however, that no such action shall adversely affect rights under any outstanding Award without the Participant’s consent;

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(vi)	to accelerate the exercisability or vesting of all or any portion of any Award;

(vii)	to extend the period in which any outstanding Stock Option or Stock Appreciation Right may be exercised; and

(viii)

to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

(b)

Delegation of Authority. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Affiliate or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an officer (as defined in Rule 16a-1(f)); (ii) the resolution providing such authorization sets forth the total number and value of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Participants. No member or former member of the Committee or the Board shall be liable for any action or determination made in good faith with respect to this Plan.

SECTION 4.    SHARES ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION AND MINIMUM VESTING PERIOD.

(a)

Shares Issuable. The maximum number of shares of Stock which may be issued in respect of Awards (including Stock Appreciation Rights) granted under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in this Section 4, shall be 900,000 shares of Stock. Solely for the purpose of determining the number of shares of Stock available for Awards under this paragraph (a), the number of shares of Stock available for issuance under the Plan shall be reduced by one (1.00) share of Stock for every one (1.00) share of Stock granted in respect of an Award.

(b)	Share Counting. The following rules shall apply for purposes of the limitation set forth in paragraph (a) above,

(i)

The shares of Stock underlying any Awards that are granted under the Plan or under the 2008 Plan that on or after the Effective Date are forfeited, canceled, reacquired by the Company or otherwise terminated (other than by exercise), are settled in cash in lieu of shares of Stock, or are exchanged with the Committee’s permission, prior to the issuance of shares of Stock, for an Award not involving shares of Stock shall be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(ii)

Any shares of Stock that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the exercise price of a Stock Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan.

(iii)

Any shares of Stock that were subject to a stock-settled SAR granted under the Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the Plan.

(iv)	Any shares of Stock that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under the Plan.

(v)

Any shares of Stock subject to Substitute Awards shall not be counted against the limit set forth in paragraph (a) above, nor shall they reduce the shares of Stock authorized for grant to a Participant in any calendar year.

(c)

Shares Issuable under the Plan. Shares of Stock issued under the Plan may be authorized but unissued shares or shares reacquired by the Company. As of the date the Plan is approved by stockholders of the Company, no additional Awards shall be permitted to be granted from the 2008 Plan and all unexpired awards granted from the 2008 Plan shall continue in full force and operation except as they may be exercised, be terminated or lapse, by their own terms and conditions.

2021 PROXY STATEMENT	81

(d)

Adjustments in the Event of an Equity Restructuring. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares of Stock to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall make appropriate adjustments in (i) the number and kind of shares of stock or securities with respect to which Awards may thereafter be granted (including without limitation the limitations set forth in Sections 4(a) and (b) above), (ii) the number and kind of shares remaining subject to outstanding Awards, and (iii) the exercise or purchase price in respect of such shares and (iv) the number and kind of shares of Stock or other securities that may be issued under the Plan or under particular forms of Award Agreements. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code) or any partial or complete dissolution or liquidation of the Company) to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of Participant rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of shares of Stock subject to an Award shall always be a whole number.

(e)

Other Permitted Adjustments. In addition to the adjustments permitted under paragraph (d) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in paragraph (d), including, but not limited to, (i) modifications of performance goals and changes in the length of performance periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the shares of Stock available under the Plan or the shares of Stock covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of an Affiliate, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Affiliate, by the Affiliate or an entity that controls the Affiliate following the sale of such Affiliate.

(f)

Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

(g)

Minimum Vesting Period. Any Award granted under this Plan shall be subject to a minimum vesting period of at least one year commencing on the date of grant. Notwithstanding the immediately preceding sentence, (i) the Committee may permit and authorize acceleration of vesting of Awards pursuant to Section 3(b)(v) of this Plan, and (ii) the Committee may grant Awards in the aggregate covering up to five percent of the total number of shares of Stock authorized under this Plan without respect to the minimum vesting standards set forth in this paragraph (g).

(h)

Limitation on Non-Employee Director Compensation. Non-Employee Directors’ “aggregate annual compensation” may not exceed $400,000 (“Director Pay Limit”). Aggregate annual compensation is equal to the sum of (i) the amount of all cash fees paid to (or deferred to a later tax year by) a Non-Employee Director during a calendar year and (ii) the grant date fair value (as determined under applicable accounting standards) of all Stock-based Awards granted to a Non-Employee Director during a calendar year. The Director Pay Limit shall be increased by an additional (i) $40,000 for a Non-Employee Director serving as Chair of a committee of the Board of Directors, (ii) $40,000 for a Non-Employee Director who is serving as the lead director (iii) $125,000 for a Non-Employee Director who is serving as Chair of the Board of Directors and (iv) $20,000 for a Non-Employee Director serving as a member of a committee of the Board of Directors. For new incoming directors, their Director Pay Limit shall be increased by 25% of the then-current Director Pay Limit for such director’s initial year of service. Notwithstanding the foregoing, cash fees, which were payable to a Non-Employee Director in a particular calendar but were paid in a subsequent calendar year pursuant to a deferral election or otherwise, shall not count against the Director Pay Limit in the year paid.

SECTION 5.    ELIGIBILITY AND TRANSFERS AND LEAVES OF ABSENCE.

(a)

Eligibility. In the sole discretion of the Committee, Awards may be granted to officers, Non-Employee Directors and employees and Third-Party Service Providers of the Company or its Affiliates (“Eligible Persons”).

(b)	Transfer and Leaves of Absence. For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant who is an employee of the Company or an Affiliate:

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(i)	a transfer to the employment of the Company from an Affiliate or from the Company to an Affiliate, or from one Affiliate to another;

(ii)

an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing; provided, that the vesting date or dates of any unvested Award held by such employee shall automatically be extended by a period of time equal to the period of such approved leave of absence.

SECTION 6.    STOCK OPTIONS.

(a)

Nature of Stock Options. The Committee in its discretion may grant Stock Options to any Eligible Person, granting the recipient, for such purchase price as determined by the Committee, the right to purchase shares of Stock over a fixed period as determined by the Committee. A Stock Option may be subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve and evidenced by an Award Agreement.

(b)

Incentive Stock Options and Nonqualified Stock Options. Stock Options granted under the Plan may be either Incentive Stock Options (subject to compliance with applicable law) or Non-Statutory Stock Options. Unless otherwise so designated, an Option shall be a Non-Statutory Stock Option. To the extent that any Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Statutory Stock Option. No Incentive Stock Option shall be granted under the Plan after the tenth anniversary of the date of adoption of the Plan by the Board. Incentive Stock Options shall be made only to persons who are, on the effective date of the grant, employees of the Company or an Affiliate.

(c)

Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 6 shall be determined by the Committee at the time of grant but shall be not less than one hundred percent (100%) of Fair Market Value on the date of grant. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the exercise price shall be not less than one hundred ten percent (110%) of Fair Market Value on the date of grant.

(d)

Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten (10) years after the date the Stock Option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option shall be no more than five (5) years from the date of grant.

(e)

Exercisability; Rights of a Stockholder. Stock Options shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. An optionee shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(f)

Method of Exercise. Stock Options may be exercised in whole or in part, by delivering written notice of exercise to the Company, specifying the number of shares of Stock to be purchased. Payment of the purchase price may be made by delivery of cash or bank check or other instrument acceptable to the Committee in an amount equal to the exercise price of such Options, or, to the extent provided in the applicable agreement setting forth the terms and conditions of such Option, by one or more of the following methods:

(i)

by delivery to the Company of shares of Stock of the Company having a fair market value equal in amount to the aggregate exercise price of the Options being exercised and not subject to restriction under any Company incentive plan; or

(ii)

if the class of Stock is registered under the Exchange Act at such time, by delivery to the Company of a properly executed exercise notice along with irrevocable instructions to a broker to deliver promptly to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event that the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure (including, in the case of an optionee who is an executive officer of the Company, such procedures and agreements as the Committee deems appropriate in order to avoid

2021 PROXY STATEMENT	83

any extension of credit in the form of a personal loan to such officer). The Company need not act upon such exercise notice until the Company receives full payment of the exercise price; or

(iii)

by reducing the number of Option shares otherwise issuable to the optionee upon exercise of the Option by a number of shares of Stock having a fair market value equal to such aggregate exercise price of the Options being exercised; or

(iv)	by any combination of such methods of payment.

The delivery of certificates representing shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Stock Option or imposed by applicable law.

(g)

Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its Affiliates become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

(h)	Termination of Incentive Stock Options.

(i)

Termination by Death or Disability. If any Participant’s employment by the Company and its Affiliates terminates by reason of death or Disability, any Incentive Stock Option held by such Participant shall immediately become exercisable, and may thereafter be exercised by the legal representative or legatee of the Participant, for a period of three (3) years from the date of death, or until the expiration of the stated term of the Incentive Stock Option, if earlier. An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than one (1) year following the Participant’s termination of employment due to Disability.

(ii)

Termination by Reason of Retirement. Any Incentive Stock Option held by a Participant whose employment by the Company and its Affiliates has terminated by reason of Retirement may thereafter be exercised, to the extent it was exercisable at the time of such Retirement, for a period of three (3) years from the date of Retirement, or until the expiration of the stated term of the Incentive Stock Option, if earlier. An Incentive Stock Option shall be treated as a Non-Qualified Stock Option to the extent that the Participant exercises such Option more than three (3) months following the date of the Participant’s Retirement. The Committee shall have sole authority and discretion to determine whether a Participant’s employment has been terminated by reason of Retirement.

(iii)

Termination for Cause. If any Participant’s employment by the Company and its Affiliates has been terminated for Cause, as determined by the Committee in its sole discretion, any Incentive Stock Option held by such Participant shall immediately terminate and be of no further force and effect.

(iv)

Other Termination. Unless otherwise determined by the Committee, if a Participant’s employment by the Company and its Affiliates terminates for any reason other than death, Disability, Retirement or for Cause, any Incentive Stock Option held by such participant may thereafter be exercised, to the extent it was exercisable on the date of termination of employment, for three (3) months from the date of termination of employment or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(i)

Termination of Nonqualified Stock Options. Any Non-Statutory Stock Option granted under the Plan shall contain such terms and conditions with respect to its termination as the Committee, in its discretion, may from time to time determine and set forth in the applicable Award Agreement.

SECTION 7.    RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS.

(a)

Nature of Restricted Stock Award. The Committee in its discretion may grant Restricted Stock Awards to any Eligible Person, granting the recipient, for such purchase price, if any, as may be determined by the Committee, shares of Stock subject to such restrictions and conditions as the Committee may determine at the time of grant (“Restricted Stock”) and set forth in the applicable Award Agreement, including continued employment for a specified period of time and/or achievement of pre-established performance goals and objectives as specified in the applicable Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 7(d) below.

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(b)

Nature of Restricted Stock Unit Award. The Committee in its discretion may grant Restricted Stock Unit Awards to any Eligible Person subject to such restrictions and conditions as the Committee may determine at the time of grant and set forth in the applicable Award Agreement, including continued employment for a specified period of time and/ or achievement of pre-established performance goals and objectives. A grant of Restricted Stock Unit Awards shall not represent the grant of shares of Stock but shall represent a promise to deliver a corresponding number of shares of Stock or the value of such number of shares of Stock upon satisfaction of the vesting conditions.

(c)

Voting Rights as a Stockholder. As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those shares. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the shares of Stock subject to any Restricted Stock Units granted hereunder prior to the issuance of the shares of Stock.

(d)

Vesting of Restricted Stock and Restricted Stock Units. The Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock shall lapse and such Restricted Stock shall become vested and nonforfeitable. Similarly, the Committee at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which Restricted Stock Units shall become vested and nonforfeitable.

SECTION 8.    UNRESTRICTED STOCK AWARDS.

(a)

Grant or Sale of Unrestricted Stock. Subject to Section 4(g), the Committee in its discretion may grant or sell to any Eligible Person shares of Stock free of any restrictions under the Plan (“Unrestricted Stock”) at a purchase price determined by the Committee. Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

(b)	Restrictions on Transfers. The right to receive Unrestricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution.

SECTION 9.    PERFORMANCE CASH AWARDS.

(a)

Nature of Performance Cash Awards. The Committee in its discretion may grant Performance Cash Awards to any Eligible Person, granting the recipient the right to receive a payout upon the attainment of pre-established performance goals and objectives as determined by the Committee and specified in the applicable Award Agreement. Payment shall be made in cash, shares of Stock or a combination thereof as provided for under the applicable Award Agreement.

(b)

Vesting of Performance Cash Awards. The Committee at the time of grant shall specify the performance goals and objectives applicable under each such Award (which may include, without limitation, a specified achievement by the recipient, the Company, or any Affiliate or business unit of the Company), the periods during which performance is to be measured, and all other limitations and conditions applicable to a Performance Cash Award. To the extent applicable performance goals, objectives and other conditions are met at the conclusion of the applicable performance period, Performance Cash Awards shall vest in accordance with the applicable Award Agreement.

(c)

Payout of vested Performance Cash Awards. To the extent vested, Performance Cash Awards shall be settled and paid in cash at any time during the period commencing on July 1 and ending on September 15 that immediately follows the end of the applicable performance period. Notwithstanding the foregoing, the Committee, in its discretion, may permit a Participant to elect to defer receipt of all or any part of any cash under the Plan, or the Committee may require that any such payment be deferred. The Committee shall determine the terms and conditions of any such deferral, the manner of deferral, and the method for measuring appreciation on deferred amounts until their payout, provided that all such deferrals shall be made so as to comply with Section 409A of the Code.

SECTION 10.    STOCK APPRECIATION RIGHTS.

(a)

Nature of SARs. The Committee in its discretion may grant SARs to any Eligible Person, granting the recipient the right to receive either in cash or Stock equivalent the appreciation in the value of shares of Stock underlying the SAR grant from the grant date through the date of exercise. An SAR may be subject to such restrictions and conditions as the Committee may determine at the time of grant, including continued employment for a specified period of time

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and/or achievement of pre-established performance goals and objectives. Any SAR granted under the Plan shall be in such form as the Committee may from time to time approve and evidenced by an Award Agreement.

(b)

Exercise Price. The exercise price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the grant price must be at least equal to 100% of the Fair Market Value of a share of Stock as of the grant date.

(c)	SAR Term. The term of an SAR granted to a Participant shall be determined by the Committee; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its grant date.

(d)

Exercisability; Rights of a Stockholder. SARs shall become vested and exercisable at such time or times, whether or not in installments, as shall be determined by the Committee. A recipient of an SAR shall have the rights of a stockholder only as to shares of Stock acquired upon the exercise of an SAR and not as to unexercised SARs.

(e)

Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of shares of Stock with respect to which the SAR is to be exercised.

(f)

Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with paragraph (e) above, a Participant shall be entitled to receive a cash payment from the Company in an amount equal to the product of (i) and (ii) below:

(i)	The excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price.

(ii)	The number of shares of Stock with respect to which the SAR is exercised. Payment shall be made in cash, shares of Stock or a combination thereof as provided for under the applicable Award Agreement.

SECTION 11.    TAX WITHHOLDING AND NOTICE.

(a)

Payment by Participant. Each Participant (except for a Participant who is a Non-Employee Director or Third-Party Service Provider) shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld with respect to such income. The Company and its Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)

Payment in Shares. A Participant may elect, with the consent of the Committee, to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from shares of Stock to be issued pursuant to an Award a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum statutory withholding amount due with respect to such Award, or (ii) delivering to the Company a number of shares of Stock with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold shares of Stock or permit a Participant to elect to have shares of Stock withheld, the number of shares of Stock having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. For purposes of Section 4 hereof, shares of Stock that are withheld by or delivered to the Company pursuant to this Section 11 shall not be added back to the shares of Stock with respect to which Awards may be granted under the Plan.

(c)

Notice of Disqualifying Disposition. Each holder of an Incentive Stock Option shall agree to notify the Company in writing immediately after making a disqualifying disposition (as defined in Section 421(b) of the Code) of any Stock purchased upon exercise of an Incentive Stock Option.

SECTION 12.    TRANSFERABILITY OF AWARDS AND SHARES

(a)

Transferability of Awards. Except as provided in paragraph (b) below, Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. Notwithstanding the foregoing, Incentive Stock Options may only be transferred by will or the laws of descent, and during the lifetime of the Participant may only be

86	2021 PROXY STATEMENT

exercised by the Participant in accordance with Section 422 of the Code and the applicable regulations thereunder. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 12 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or shares of Stock deliverable in the event of, or following, the Participant’s death may be provided.

(b)

Committee Action. The Committee may, in its discretion, approve a Participant’s transfer, by gift, of an Award (except in the case of an Incentive Stock Options which can only be transferred as provided above), on such terms and conditions as the Committee deems appropriate and to the extent permissible and in compliance with Code Sections 409A and 83 and applicable securities laws and exchange rules, (i) to an “Immediate Family Member” (as defined below) of the Participant, (ii) to an inter vivos or testamentary trust in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) to a charitable institution. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan, including restrictions on further transferability, compliance with applicable securities laws, and providing required investment representations. “Immediate Family Member” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, a trust in which these persons have more than fifty (50%) percent of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty (50%) percent of the voting interests.

(c)

Restrictions on Share Transferability. The Committee may impose such restrictions on any shares of Stock acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such shares of Stock are then listed or traded or under any blue sky or state securities laws applicable to such shares of Stock, provided no such restriction shall cause the shares of Stock not to be “service recipient stock” within the meaning of Code Section 409A to the extent applicable for Options and SARs.

SECTION 13.    CHANGE IN CONTROL PROVISIONS.

Subject to Sections 4(d) and (e), upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with paragraphs (a) and (b) below, unless otherwise provided for in an Award Agreement or other agreement as determined in the Committee’s discretion. The immediately preceding sentence shall not apply to the extent that another award meeting the requirements of Section 13(c) (“Replacement Award”) is provided to the Participant to replace an Award (“Replaced Award”) subject to paragraphs (a) and (b) of this Section 13. Any determination required to be made by the Committee under this Section 13 shall be made by the Committee as constituted immediately prior to the date of a Change in Control.

(a)	Outstanding Awards Subject Solely to a Service Condition.

(i)

Upon a Change in Control, a Participant’s then-outstanding Awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in cash, shares of Stock or a combination thereof, as determined by the Committee.

(ii)

Upon a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Stock Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) per share of Stock received by the holder of such Stock as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of shares of Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a share of Stock as a result of Change in Control.

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(b)	Outstanding Awards Subject to a Performance Condition.

(i)

Upon a Change in Control, a Participant’s then-outstanding Awards, other than Stock Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on (i) actual performance through the date of the Change in Control; provided that the Committee, in its sole discretion, shall determine the level of achieved performance through the date of the Change in Control and whether, and to what extent, performance conditions should be modified to appropriately reflect the truncation of the applicable performance period or (ii) the assumption that target performance was achieved, whichever results in the greatest payout under the Award, and shall be settled within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in cash, shares of Stock or a combination thereof, as determined by the Committee,

(ii)

Upon a Change in Control, a Participant’s then-outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied based on (i) actual performance through the date of the Change in Control; provided that the Committee, in its sole discretion, shall determine the level of achieved performance through the date of the Change in Control and whether, and to what extent, performance conditions should be modified to appropriately reflect the truncation of the applicable performance period) or (ii) the assumption that target performance was achieved, whichever results in the greatest number of vested Stock Options and/or Stock Appreciation Rights. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change in Control and shall be settled cash within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a share of Stock as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a share of Stock on the day immediately prior to the Change in Control) over (ii) the exercise price of such Stock Options or such Stock Appreciation Rights, multiplied by the number of shares of Stock subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Stock Option or Stock Appreciation Right if the exercise price for such Option or Stock Appreciation Right exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

(c)	Definition of Replacement Award.

(i)

An Award shall meet the conditions of this Section 13(c)(i) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, it is of a different type as the Replaced Award, provided that the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has an intrinsic value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; (iv) its terms and conditions comply with this Section 13(c)(i); and (v) its other terms and conditions are not less favorable to the grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 13(c)(i) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by any reasonable method provided that such method complies with the requirements of Section 409A, to the extent applicable.

(ii)

Upon an involuntary termination of service of a Participant occurring at any time following the Change in Control, other than for Cause, all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) stock options or stock appreciation rights shall be fully exercisable, (ii) performance-based awards shall be deemed to be satisfied at the target level and paid upon or within 60 days of such termination of service, (iii) service-based awards (other than stock options or stock appreciation rights) shall be paid upon or within 60 days of such termination of service. Notwithstanding the foregoing, with respect to any Replacement Award that is considered deferred compensation subject to Code Section 409A, settlement of such Replacement Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.

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SECTION 14.    DIVIDENDS AND DIVIDEND EQUIVALENTS.

(a)

Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on shares of Stock that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividends will be credited with interest or deemed to be reinvested in additional shares of Restricted Stock. If the Committee grants the right of a Participant to receive dividends declared on shares of Stock subject to an unvested Award of Restricted Stock, then such dividends shall be shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

(b)

Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other share equivalents subject to an Award based on the dividends actually declared and paid on outstanding shares of Stock. The terms of any dividend equivalents will be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or share equivalents. Dividend Equivalents shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

SECTION 15.    AMENDMENTS AND TERMINATION.

(a)	Subject to paragraphs (c), (d) and (e) below, the Board may at any time amend or terminate the Plan, and the Committee may at any time amend or terminate any outstanding Award Agreement.

(b)

Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this paragraph (b) to the Plan and any Award without further consideration or action.

(c)

Without the prior approval of the Company’s shareholders and except as provided for in Section 4(d), no Stock Option or SAR Award may be (i) amended to reduce such Awards’ exercise price; (ii) cancelled in exchange for the grant of any new Stock Option or SAR with a lower exercise price; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the exercise price of the cancelled Stock Option or SAR, as applicable, is greater than the current Fair Market Value of a share of Stock.

(d)

Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which shares of Stock are listed or quoted or by applicable U.S. state corporate laws or regulations, or applicable U.S. federal laws or regulations.

(e)

Notwithstanding any other provision of the Plan to the contrary, other than paragraph (b), no termination or amendment of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

(f)

This Plan shall terminate as of the tenth anniversary of its Effective Date. The Board may terminate this Plan at any earlier time for any reason. No Award may be granted after the Plan has been terminated. No Award granted while this Plan is in effect shall be adversely altered or impaired by termination of this Plan, except with the consent of the holder of such Award. The power of the Committee to construe and interpret this Plan and the Awards granted prior to the termination of this Plan shall continue after such termination.

SECTION 16.    GENERAL PROVISIONS.

(a)

Unfunded Status of Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Affiliates may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To

2021 PROXY STATEMENT	89

the extent that any individual acquires a right to receive payments from the Company or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

(b)

Beneficiary Designation. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

(c)	Rights of Participants.

(i)

Nothing in the Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment with the Company or any Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Non-Employee Director or Outside Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or any Affiliate and, accordingly, subject to Sections 4 and 15, the Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Affiliate, the Committee or the Board.

(ii)	No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

(iii)

Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to shares of Stock covered by any Award until the Participant becomes the record holder of such shares of Stock.

(d)

No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(e)

No shares of Stock shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop orders, with respect to and restrictive legends on, certificates for Stock and Awards as it deems appropriate.

(f)

Delivery of Stock Certificates. Delivery of stock certificates to Participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company. The transfer or delivery of shares of Stock may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

(g)

Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(h)

Section 409A of the Code. This Plan shall be interpreted, construed and administered so as to comply with Section 409A of the Code and any regulations or guidance promulgated thereunder, and, as applicable, to preserve an Award’s status as exempt from Section 409A of the Code. In the event that any payment to be made under this Plan to a “specified employee” (as defined under Section 409A of the Code) as a result of his or her separation from service is deemed to be “deferred compensation” subject to Section 409A of the Code, payment of such compensation shall be delayed for six months following such separation from service.

(i)

Foreign Jurisdiction. The Committee may adopt, amend and terminate such arrangements, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to make available tax or other benefits of the laws of the foreign jurisdictions to recipients of Awards who are subject to such laws.

(j)

Recapture of Cash Paid or Stock Issued or Forfeiture of Awards. Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of

90	2021 PROXY STATEMENT

Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy. Any existing compensation recovery policy or future compensation recovery policy adopted by the Board or the Committee is hereby incorporated by reference and made a part hereof and any Awards (and applicable Award Agreements) granted hereunder.

(k)

Indemnification. Subject to requirements of the laws of the State of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or other person to whom authority was delegated in accordance with Section 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, indemnification agreement, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

SECTION 17.    EFFECTIVE DATE OF PLAN.

This Plan shall become effective on the date on which it is approved by the affirmative vote of the holders of a majority of the outstanding Stock.

SECTION 18.    GOVERNING LAW.

This Plan shall be governed by, and construed and enforced in accordance with, the substantive laws of the State of Delaware, without regard to its principles of conflicts of laws.

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